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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Affymax, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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AFFYMAX, INC.
4001 Miranda Avenue
Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2012

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Affymax, Inc., a Delaware corporation (the "Company"). The meeting will be held on Wednesday, June 13, 2012 at 8:00 a.m. Pacific time at 4001 Miranda Avenue, Palo Alto, CA 94304 for the following purposes:

  1.
  To elect three Class III director nominees identified in the Proxy Statement accompanying this Notice to hold office until the 2015 Annual Meeting of Stockholders.

  2.
  To ratify the selection of Ernst & Young LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

  3.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement accompanying this Notice.

  4.
  To approve the Internal Revenue Code Section 162(m) performance criteria and award limits of the Company's 2006 Equity Incentive Plan to permit the Company to continue to grant awards to key officers, including named executive officers, that qualify as performance-based compensation under Internal Revenue Code Section 162(m).

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 16, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ Grace U. Shin
Grace U. Shin Secretary

Palo Alto, California
April 24, 2012

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on June 13, 2012 at 8:00 a.m. Pacific time at 4001 Miranda Avenue, Palo Alto, CA 94304.
The Proxy Statement, Annual Report on Form 10-K and directions to the annual meeting are available at www.affymax.com

AFFYMAX, INC.
4001 Miranda Avenue
Palo Alto, CA 94304

PROXY STATEMENT
FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON:

June 13, 2012

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors (the "Board") of Affymax, Inc. (sometimes referred to as the "Company" or "Affymax") is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the "Annual Meeting"), including any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, date and return the enclosed proxy card.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 24, 2012 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

        The Annual Meeting will be held on Wednesday, June 13, 2012 at 8:00 a.m. Pacific time at 4001 Miranda Avenue, Palo Alto, CA 94304. Directions to the Annual Meeting may be found at http://www.affymax.com/contact/driving-directions. Information about how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 16, 2012 will be entitled to vote at the Annual Meeting. On this record date, there were 35,945,886 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 16, 2012 your shares were registered directly in your name with Affymax's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 16, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  Election of three Class III directors;

  •
  Ratification of the selection of Ernst & Young LLP, as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012;

  •
  Approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in this proxy statement; and

  •
  Approval of the performance criteria and award limits of the Company's 2006 Equity Incentive Plan under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), to permit the Company to continue to grant awards to key officers, including named executive officers, that qualify as performance-based compensation under Section 162(m).

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple and are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Affymax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 16, 2012.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: "For" the election of each nominee for director; "For" the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012; "For" the approval, on an advisory basis, of the compensation of the

Company's named executive officers, as disclosed in this proxy statement; and "For" the approval of the Section 162(m) performance criteria and award limits of the Company's 2006 Equity Incentive Plan. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Affymax's Secretary at 4001 Miranda Avenue, Palo Alto, CA 94304.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 25, 2012 to Affymax's Secretary, Grace U. Shin, at 4001 Miranda Avenue, Palo Alto, CA 94304; provided, however, that if our 2013 annual meeting is held before May 14, 2013 or after July 13, 2013, you must provide that specified information to us a reasonable time before we begin to print and send our proxy statement for our 2013 annual meeting. If you wish to submit a proposal that is not to be included in next year's proxy materials, but that may be considered at the 2013 annual meeting, or nominate a director pursuant to our Bylaws, you must provide specified information to us between February 13, 2013 and March 15, 2013; provided, however, that if our 2013 annual meeting is held before May 14, 2013 or after July 13, 2013, you must provide that specified information to us between the 120th day prior to the 2013 annual meeting and not later than the 90th day prior to the 2013 annual meeting or the 10th day following the day on which we first publicly announce the date of the 2013 annual meeting. If you wish to do so, please review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes, and, with respect to other proposals, "For" and "Against" votes, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. "Non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation matters, including the advisory stockholder vote on executive compensation. The ratification of the selection of our independent registered public accounting firm is considered to be a "routine" matter.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the three nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only "For" or "Withhold" votes will affect the outcome.

  •
  To be approved, Proposal No. 2, the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect; however, Proposal No. 2 is considered a "routine" matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

  •
  To be approved, Proposal No. 3, approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in this proxy statement, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 4, approval of the Section 162(m) performance criteria and award limits of the Company's 2006 Equity Incentive Plan, must receive "For" votes from the holders of a majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at theAnnual Meeting in person or represented by proxy. On the record date, there were 35,945,886 shares outstanding and entitled to vote. Thus, the holders of 17,972,944 shares must be present in person or represented by proxy at the Annual Meeting or by proxy to have a quorum.

        Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company's current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

        The letter to stockholders, proxy statement and Form 10-K are available at www.affymax.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board presently has eight members serving and no vacancies. There are currently three directors in class III whose term of office expires in 2012. Ted W. Love, M.D. and Daniel K. Spiegelman, each a nominee, are currently class III directors of the Company who were previously elected by the stockholders. John A. Orwin, a nominee, is currently a class III director of the Company who was appointed by the Board in 2011 and has not previously been elected by the stockholders. If the nominees are elected at the Annual Meeting, each of these nominees would serve until the 2015 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite directors and nominees for director to attend the Annual Meeting. One director attended the Company's last annual meeting of stockholders, which was held on May 25, 2011.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company's management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

        The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee and each director whose term will continue after the Annual Meeting, and a brief biography and discussion of the specific attributes, qualifications, experience and skills of Arlene Morris who resigned from the Board in January 2011. The term of the class I directors continues until the 2013 annual meeting and the term of the class II directors continues until the 2014 annual meeting. Please see the section below titled "Information Regarding the Board of Directors and Corporate Governance" for information regarding the Board and its committees.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF EACH OF THE THREE CLASS III DIRECTOR NOMINEES

For Election for a Three Year Term Expiring at the 2015 Annual Meeting

CLASS III DIRECTORS

Ted W. Love, M.D.

        Dr. Love, age 52, has served as a member of our Board since June 2006 and as a member of the Audit Committee of the Board (the "Audit Committee") since July 2006. In 2010, Dr. Love joined Onyx Pharmaceuticals, a biopharmaceutical company, as Executive Vice President, Research and Development. From 2001 to 2009, Dr. Love served as the President, Chief Executive Officer and member of the board of directors of Nuvelo, Inc., a biopharmaceutical company, and as Chairman of Nuvelo's board of directors from 2005 to 2009, prior to its merger with ARCA biopharma, Inc. From 1998 to 2001, Dr. Love served as Senior Vice President of Development at Theravance, Inc. (formerly Advanced Medicine, Inc.), a biopharmaceutical company. From 1992 to 1998, Dr. Love served as a research physician and Vice President of Product Development at Genentech, Inc., a biotechnology company. Dr. Love also serves as a member of the boards of directors of Santarus, Inc., a pharmaceutical company, and ARCA biopharma, Inc., a biopharmaceutical company. The Board believes that Dr. Love's qualifications for Board membership include his credentials as a cardiologist and his significant medical and scientific expertise, particularly working with commercial companies in assessing and enhancing the portfolio of product opportunities and assessing additional development and regulatory risks and opportunities for approved products. Dr. Love holds an M.D. from Yale Medical School and a B.A. from Haverford College.

John A. Orwin

        Mr. Orwin, age 47, has served as our Chief Executive Officer and a member of our Board since February 2011. From April 2010 to January 2011, he served as our President and Chief Operating Officer. From 2005 to 2010, Mr. Orwin served as Vice President and then Senior Vice President, BioOncology Business Unit, at Genentech, Inc. where he was responsible for all marketing, sales, business unit operations and pipeline brand management for Genentech's oncology portfolio in the United States. From 2001 to 2005, Mr. Orwin served in various executive level positions at Johnson & Johnson overseeing oncology therapeutic commercial and portfolio expansion efforts in the United States. He has also held senior marketing and sales positions at Alza Pharmaceuticals, Sangstat Medical Corporation, Rhone-Poulenc Rorer Pharmaceuticals and Schering-Plough Corporation. Mr. Orwin serves as a member of the board of directors of NeurogesX, a biopharmaceutical company. Mr. Orwin holds an M.B.A. from New York University and a B.A. from Rutgers University. The Board believes that Mr. Orwin's biopharmaceutical experience in a complex regulatory and commercial environment, including his significant commercial launch and sales support experience, contributes to the perspective of the Board and the Company as it commercializes OMONTYS® (peginesatide) Injection. Further, Mr. Orwin's leadership experience with the Company in connection with his position as Chief Executive Officer and formerly President and Chief Operating Officer brings continuity to the Board and important representation by the management team.

Daniel K. Spiegelman

        Mr. Spiegelman, age 53, has served as a member of our Board and our Audit Committee since September 2006. Mr. Spiegelman has served as the Chairman of our Audit Committee since December 2006. He also serves as the Audit Committee financial expert. Mr. Spiegelman has served as Chief Executive Officer of Filtini, Inc., a private company developing circulating tumor cell diagnostic devices, since September 2009, and has served as Chief Financial Officer and director of Rapidscan Pharma Solutions, Inc., a private company developing diagnostic technologies, since 2009. From 1998 to 2009, Mr. Spiegelman served in various positions, most recently as Senior Vice President and Chief Financial Officer, of CV Therapeutics, Inc., a biopharmaceutical company, which was acquired by Gilead Sciences, Inc. From 1992 to 1998, Mr. Spiegelman was an employee at Genentech, Inc., most recently as Treasurer. Mr. Spiegelman also serves as a member of the boards of directors of Anthera Pharmaceuticals, Inc., a biopharmaceutical company, Cyclacel Pharmaceuticals, Inc., a biopharmaceutical company, Omeros Corporation, a biopharmaceutical company and Oncothyreon, Inc., a biotechnology company. The Board believes that Mr. Spiegelman's qualifications for Board membership include an extensive background in the financial and commercial issues facing growing biotechnology companies, allowing Mr. Spiegelman to serve as the Audit Committee financial expert. Further, Mr. Spiegelman's experience as Chief Financial Officer of CV Therapeutics, during which time it raised over $1 billion in financing and, prior to its sale to Gilead Sciences, transitioned from a research and development stage company to a commercial company with two approved products, provides the Board with significant insights into financial strategy and organizational development. Accordingly, Mr. Spiegelman's operational and financial experience benefits the Board as the Company similarly grows and shifts focus from development towards commercialization. Mr. Spiegelman holds an M.B.A. and a B.A. from Stanford University.

CLASS I DIRECTORS

Kathleen LaPorte

        Ms. LaPorte, age 50, has served as a member of our Board since 2001 and a member of our Audit Committee since 2011. From 2003 to 2011, Ms. LaPorte also served as a member of the Compensation Committee of the Board (the "Compensation Committee"). Since 2011, Ms. LaPorte has served as Venture Partner of New Leaf Venture Partners, a venture capital firm of which she was a founding partner. She also served as Partner of New Leaf Venture Partners from 2005 to 2011. Ms. LaPorte has also been Managing Director of HealthTech Capital, an angel investment group, since 2010. From 1994 to 2005, Ms. LaPorte served as General Partner of Sprout Group, a venture capital firm, which she joined in 1993. Sprout Group was one of several venture firms involved in the spin out of Affymax from GlaxoSmithKline in 2001, and, in the Company's early stages of formation, Ms. LaPorte acted as an officer in various capacities until February 2002. From 1987 to 1993, Ms. LaPorte served as an employee at Asset Management Company, a venture capital firm, most recently as a Principal. Ms. LaPorte currently serves as a member of the boards of directors of Transcept Pharmaceuticals, Inc., a pharmaceutical company, and several privately held companies. Previously, Ms. LaPorte served as a member of the board of directors of ISTA Pharmaceuticals, Inc., a pharmaceutical company, Adeza Biomedical Corporation, a biomedical company, eHealth, Inc, an on-line health insurance brokerage company, and VNUS Medical Technologies, a medical device company. The Board believes that Ms. LaPorte's qualifications for Board membership include her significant experience in serving on boards of directors and understanding the financing and strategic requirements of biopharmaceutical and healthcare companies, particularly aggressive growth venture-backed companies as they transition to commercial companies. Ms. LaPorte's background provides the Board additional insight into the perspective of stockholders. Further, Ms. LaPorte's involvement with the Company since inception provides historical knowledge and continuity to the Board and the Company. Ms. LaPorte holds an M.B.A. from Stanford University and a B.S. from Yale University.

Keith R. Leonard, Jr.

        Mr. Leonard, age 50, has served as a member of our Board since December 2007 and as a member of our Compensation Committee since May 2011. From March 2008 until May 2011, Mr. Leonard also served as a member of our Audit Committee. Mr. Leonard is currently President and Chief Executive Officer and a director of Kythera Biopharmaceuticals, a biopharmaceutical company he founded in 2005. Prior to Kythera, Mr. Leonard served 13 years in various roles at Amgen, Inc., a biotechnology company, most recently as Senior Vice President, Amgen Europe from 2001 to 2004. Until February 2011, Mr. Leonard served on the board of directors of ARYx Therapeutics, Inc., a biopharmaceutical company. The Board believes that Mr. Leonard's qualifications for Board membership include his approximately 20 years of operational experience at biotechnology companies, which includes extensive expertise in commercial activities and significant insights into the highly competitive nephrology industry. In particular, Mr. Leonard's direct experience and knowledge of the market for OMONTYS contributes significantly to the Board's understanding of the dynamics of that market. Mr. Leonard holds an M.B.A. from the University of California, Los Angeles; an M.S. in engineering from the University of California, Berkeley; a B.A. in history from the University of Maryland; and a B.S. in engineering from the University of California, Los Angeles.

Christine van Heek

        Ms. van Heek, age 55, has served as a member of our Board since 2007, as a member of our Nominating and Corporate Governance Committee of the Board (the "Nominating and Corporate

Governance Committee") since March 2008 and as a member of the Compensation Committee since May 2011. Ms. van Heek is currently Managing Partner of BIO POINT Group, a business development consulting company she founded in 2003. From 1991 to 2003, Ms. van Heek served in various roles at Genzyme, Inc., a biotechnology company, most recently as Corporate Officer and President, Therapeutics Division. In addition, she has held various sales and marketing positions at Genentech, Inc. and Caremark/HHCA. The Board believes that Ms. van Heek's qualifications for Board membership include over 25 years in the healthcare and biotechnology industry, which includes Ms. van Heek's commercial expertise and knowledge of the renal industry and building nephrology pharmaceutical franchises, key areas of focus for commercialization of OMONTYS. Ms. van Heek holds an M.B.A. from Lindenwood University in St. Louis and a B.S.N. from the University of Iowa.

CLASS II DIRECTORS

Hollings C. Renton

        Hollings C. Renton, age 65, has served as a member of our Board since June 2009 and was appointed Chairman of the Board and Chairman of our Nominating and Corporate Governance Committee in December 2009. Mr. Renton retired as Chairman of the board of directors at Onyx Pharmaceuticals, Inc. in March 2008, where he also served as President and Chief Executive Officer from 1993 and as director from 1992. Prior to joining Onyx, Mr. Renton was the President and Chief Operating Officer of Chiron Corporation, a pharmaceutical company. He assumed that position in 1991 on Chiron's acquisition of Cetus Corporation, a biotechnology company, where he had been President since 1990 and Chief Operating Officer since 1987. He joined Cetus Corporation in 1981 and was Chief Financial Officer from 1983 to 1987. Mr. Renton currently serves as the co-chair and lead director of Portola Pharmaceuticals, a biopharmaceutical company, a member of the boards of directors of Rigel Pharmaceuticals, a biopharmaceutical company, and Cepheid Corporation, a molecular diagnostics company. The Board believes that Mr. Renton's qualifications for Board membership include over 25 years of experience building successful biotechnology companies, commercializing drug products and forging industry-leading partnerships, which provides substantial expertise to the Company as it commercializes OMONTYS. In particular, Mr. Renton's experience as the former Chief Executive Officer of Onyx involved a collaboration with Bayer Healthcare Pharmaceuticals, which provides valuable perspective to the Board as the Company co-promotes OMONTYS in the U.S. through a collaboration with Takeda Pharmaceutical Company, Limited. Further, Mr. Renton's substantial experience as both a board member of a number of successful biotechnology companies and the former Chief Executive Officer of Onyx provides experience and knowledge in leading the Board and Nominating and Corporate Governance Committee as Chairman. Mr. Renton holds an M.B.A. from the University of Michigan and a B.S. in mathematics from Colorado State University.

John P. Walker

        Mr. Walker, age 63, has served as a member of our Board since 2006. He has been a member of our Nominating and Corporate Governance Committee since July 2006, and a member of our Compensation Committee since 2007. Mr. Walker has served as the Chairman of our Compensation Committee since January 2008. From July 2006 until March 2008, Mr. Walker also served as a member of our Audit Committee. Mr. Walker is currently a Managing Director of Four Oaks Partners, a life sciences transaction advisory firm, which he co-founded in March 2012. From February 2009 until July 2010, Mr. Walker was the Chief Executive Officer at iPierian, Inc, a company focused on the use of inducible stem cells for drug discovery. From 2006 until 2009, Mr. Walker served as the Chairman and Chief Executive Officer of Novacea, Inc., a pharmaceutical company, which merged with Transcept Pharmaceuticals, Inc., a pharmaceutical company, in January 2009. Since 2001, Mr. Walker, acting as a consultant, was Chairman and Interim Chief Executive Officer at Kai Pharmaceuticals, a pharmaceutical company, Guava Technologies, a biotechnology company, Centaur

Pharmaceuticals, Inc., a pharmaceutical company, and Chairman and Chief Executive Officer of Bayhill Therapeutics, a biotechnology company. From 1993 until 2001, Mr. Walker was the Chairman and Chief Executive Officer of Arris Pharmaceutical Corporation, a pharmaceutical company, and its successor, Axys Pharmaceuticals Inc. Mr. Walker currently serves on the boards of directors of several privately held biotechnology companies, and is also on the board of directors of Packard Children's Hospital at Stanford. The Board believes that Mr.Walker's qualifications for Board membership include his 40 years in the life sciences industry and his experience as Chairman and Chief Executive Officer of a number of development and commercial stage companies, providing valuable perspective to the operational and strategic issues of the Company. Mr. Walker is a graduate of the Advanced Executive Program at The Kellogg School of Management at Northwestern University and holds a B.A. from the State University of New York at Buffalo.

FORMER DIRECTOR

Arlene M. Morris

        Ms. Morris, age 60, served as our President and Chief Executive Officer and as a member of our Board from 2003 through January 2011. From 2001 to 2003, Ms. Morris served as President and Chief Executive Officer at Clearview Projects, an advisory firm to biopharmaceutical and biotechnology companies on strategic transactions. From 1996 to 2001, Ms. Morris served as Senior Vice President of Business Development at Coulter Pharmaceutical, Inc., a pharmaceutical company. From 1993 to 1996, Ms. Morris served as Vice President of Business Development at Scios Inc., a biopharmaceutical company. From 1977 to 1993, Ms. Morris held positions of increasing responsibility at Johnson & Johnson, including Vice President of Business Development for McNeil Pharmaceutical. Ms. Morris serves as a member of the board of directors of MediciNova, Inc., a biopharmaceutical company, and Phenomix Corporation, a biopharmaceutical company, and as a member of the boards of directors of the Biotechnology Industry Organization and the Humane Society of Silicon Valley. The Board believes that Ms. Morris' extensive experience with the Company in connection with her former position as President and Chief Executive Officer brought continuity to the Board and important representation by the management team. Further, Ms. Morris' biotechnology and pharmaceutical experience in her commercial and executive roles provided important background for her leadership skills and operational perspectives on the Board. Ms. Morris holds a B.A. from Carlow College and has studied marketing at Western New England College.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young LLP ("E&Y"), as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of the Company's independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. E&Y has audited the Company's financial statements for the fiscal years ended December 31, 2011, 2010, 2009 and 2008. Representatives of E&Y are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of E&Y as the Company's independent registered public accounting firm. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of E&Y. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as against votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved; however, Proposal No. 2 is considered a routine matter, and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 2.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table represents aggregate fees billed to the Company for services relating to the fiscal years ended December 31, 2011 and 2010 by E&Y:

	Fiscal Year Ended December 31,
	2011	2010
	(in thousands)
Audit Fees(a)	$819	$705
Audit-related Fees(b)	—	—
Tax Fees(c)	48	81
All Other Fees(d)	—	—

Total Fees	$868	$786

(a)
Includes fees billed for professional services rendered for the audit and review of interim financial statements for the years ended December 31, 2011 and 2010 and services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)
Includes fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees." During the fiscal years ended December 31, 2011 and 2010, E&Y did not provide any audit-related services to us.

(c)
Includes fees billed for professional services for tax compliance, tax advice and tax planning. During the fiscal year ended December 31, 2011, tax fees were related to analyses of changes in ownership. During the fiscal year ended December 31, 2010, tax fees were related to analyses of changes in ownership and consultation with regard to our application for a U.S. government grant for qualified therapeutic discovery.

(d)
Includes fees for products and services other than the services described above. During the fiscal years ended December 31, 2011 and 2010, E&Y did not provide any other services to us.

        All fees described above were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services and audit-related services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by E&Y is compatible with maintaining the independent registered public accountant's independence.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Federal legislation (Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) requires that we include in this proxy statement the opportunity for our stockholders to vote on an advisory (non-binding) resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement (sometimes referred to as "Say-on-Pay"). At our 2011 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a Say-on-Pay vote every year, and the Board has adopted a policy that is consistent with that preference. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers, and our compensation philosophy, policies and practices described in this proxy statement. Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED."

        While this vote is non-binding, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of this vote in considering future executive compensation arrangements.

        As described in detail under "Compensation Discussion and Analysis," the Board believes that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce. The Board believes that its current compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders and encourages you to review carefully the Compensation Discussion and Analysis beginning on page 34 of this proxy statement and the tabular and other disclosures on executive compensation beginning on page 53 of this proxy statement.

        Advisory approval of this Proposal No. 3 requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 3.

PROPOSAL NO. 4

VOTE ON SECTION 162(M) PERFORMANCE CRITERIA AND

AWARD LIMITS OF THE COMPANY'S 2006 EQUITY INCENTIVE PLAN

        We are asking our stockholders to approve the material terms of our Amended and Restated 2006 Equity Incentive Plan (the "2006 Plan") to enable certain incentive compensation under the 2006 Plan to qualify as tax deductible "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Stockholder approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2006 Plan. Note that approval of this proposal will not result in any increase to the number of shares of our common stock available for issuance under the 2006 Plan.

        Approval of this proposal by our stockholders will permit us to grant stock options, stock appreciation rights and performance stock awards under the 2006 Plan that may qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code ("Section 162(m)"). Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to "covered employees" (currently our Chief Executive Officer and our three other most highly compensated officers other than our Chief Financial Officer) to the extent that any of these persons receives more than $1 million in compensation in any single year. However, if the compensation qualifies as "performance-based" for Section 162(m) purposes, we may deduct it for federal income tax purposes even if such compensation exceeds $1 million in a single year. For the grant of awards under a plan to qualify as "performance-based compensation" under Section 162(m), among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance stock awards granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance stock awards may be granted (or become vested). These terms must be approved by the stockholders and, accordingly, our stockholders are requested to approve the material terms of the 2006 Plan, including terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance stock awards granted under the 2006 Plan (as described in the summary below).

        We believe that the approval of the material terms of the 2006 Plan is important to our continued success. The Board believes that equity awards provide incentives for high levels of performance, align the interests of employees and consultants with stockholders, and provide an effective means of recognizing contributions to our long-term success. In addition, the Board believes that equity awards are a competitive necessity in the industry and community in which we operate, and remain essential to recruiting and retaining the most highly qualified technical and skilled personnel to help us meet our goals. Finally, as the Board and Compensation Committee increase the use of performance-based compensation in conjunction with the evolution of our Company from a research and development organization to a commercial organization, our Board believes that the ability to continue to grant equity awards in a tax-efficient manner is important to future success and is for the benefit of stockholders.

DESCRIPTION OF THE 2006 PLAN

        The material features of the 2006 Plan are summarized below. This summary is qualified in its entirety by reference to the 2006 Plan.

Overview

        We adopted the 2006 Plan, in July 2006, to become effective on the date of the underwriting agreement for our initial public offering. The 2006 Plan was adopted to aid us in attracting and retaining the services of employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company for the benefit of stockholders. The 2006 Plan was amended in October 2009 and March 2011. The 2006 Plan will terminate on July 6, 2016, unless our Board terminates it earlier. The 2006 Plan provides for the grant of the following: (i) incentive stock options, which may be granted solely to our employees, including our executive officers; and (ii) nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other stock awards, which may be granted to our directors, consultants and employees, including our executive officers. However, as described below only non-employee directors are eligible to receive nonstatutory stock options under the non-discretionary grant program. As of the record date, we had 230 employees and seven non-employee directors who are eligible to participate in the 2006 Plan, and three consultants who are participating in the 2006 Plan.

Section 162(m) Provisions of the 2006 Plan

        Section 162(m) Share Limits. Under the 2006 Plan, a maximum of 625,000 shares of our common stock may be granted to any employee during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount to be received by any participant in any calendar year attributable to performance stock awards granted under the 2006 Plan may not exceed the value of 625,000 shares of our common stock. To the extent permitted by applicable law and the applicable award agreement, the Compensation Committee or the Board may determine that cash may be used in payment of performance stock awards.

Performance Goals and Performance Criteria

        A performance stock award is either a restricted stock award or restricted stock unit award that may be granted or may vest based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

        Performance goals under the 2006 Plan may be based on any one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders' equity; (xxxi) quality measures; and (xxxii) other measures of performance selected by the Board to the extent that an award is not intended to comply with Section 162(m).

        Performance goals may be based on a Company-wide or individual basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of granting an award, the Compensation Committee is authorized to determine whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles. In addition, the Compensation Committee (and the Board, to the extent that an award is not intended to comply with Section 162(m)) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

        If this Proposal No. 4 is approved by our stockholders, compensation attributable to performance stock awards under the 2006 Plan will qualify as performance-based compensation under Section 162(m), provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; and (iii) the compensation committee certifies in writing prior to the granting (or vesting) of the award that the performance goal has been satisfied.

Other Provisions of the 2006 Plan

  Share Reserve

        The aggregate number of shares of our common stock that may be issued initially pursuant to stock awards under the 2006 Plan is 2,837,281 shares. Such share reserve consists of (i) the 1,587,281 shares reserved for issuance under our 2001 Stock Option/Stock Issuance Plan (the "2001 Plan"), plus (ii) an additional 1,250,000 shares reserved for issuance under the 2006 Plan. Such aggregate number will be reduced by any unused shares of our common stock remaining available for the future grant of stock awards under the 2001 Plan on the effective date of the 2006 Plan. The number of shares of our common stock reserved for issuance is automatically increased on January 1st of each year, from January 1, 2007 through January 1, 2016, by the lesser of (a) 4.5% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, or (b) a number of shares (not to exceed 1,400,000 shares) determined by the Board. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2006 Plan is equal to 1,250,000 shares, plus the amount of any annual increase in the share reserve.

        If any (i) stock award granted under the 2006 Plan expires or otherwise terminates without being exercised in full, (ii) shares of our common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, (iii) stock award is settled in cash, or (iv) shares of our common stock are cancelled pursuant to an exchange or repricing program, then the shares not issued under the stock award, or forfeited to or repurchased by us, will again become available for issuance under the 2006 Plan. If any shares subject to a stock award are withheld to satisfy income and employment withholding taxes or the stock award is exercised through a net exercise, or an appreciation distribution in respect of a stock appreciation right is paid in shares, the number of shares that are not delivered to the participant will remain available for subsequent issuance under the 2006 Plan. If the exercise price of a stock award is satisfied by tendering shares held by the participant, then the number of tendered shares will remain available for issuance under the 2006 Plan.

  Administration

        Our Board has delegated its authority to administer the 2006 Plan (except the non-discretionary grant program discussed below) to our Compensation Committee, but may retain authority to concurrently administer the 2006 Plan with the Compensation Committee and may, at any time, revest in itself some or all of the power previously delegated to the Compensation Committee. Subject to the terms of the 2006 Plan, the Board or an authorized committee, referred to as the plan administrator, may determine the recipients, dates of grant, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the exercise price of options granted, the consideration to be paid for restricted stock awards and the strike price of stock appreciation rights granted under the 2006 Plan.

        In the discretion of the Board, the Compensation Committee may consist solely of two or more "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more "outside directors" within the meaning of Section 162(m). The Compensation Committee has the authority to delegate its administrative powers under the 2006 Plan to a subcommittee. The Board may also delegate to one or more of our officers the authority to designate officers and employees to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that the Board must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.

        The plan administrator has the authority, with the consent of any adversely affected participant, to: (i) reduce the exercise price of any outstanding option or the strike price of any outstanding stock appreciation right; (ii) cancel any outstanding option or stock appreciation right and grant in exchange a new option or stock appreciation right covering the same or a different number of shares of common stock, a restricted stock award, a restricted stock unit award, other stock awards, cash, and/or other valuable consideration determined by the plan administrator; or (iii) engage in any action that is treated as a repricing under generally accepted accounting principles.

  Stock Options

        Stock options may be granted under the 2006 Plan pursuant to stock option agreements adopted by the plan administrator. The 2006 Plan permits the grant of stock options that qualify as incentive stock options ("ISOs") and nonstatutory stock options ("NSOs"). Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

        The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see "ISO Limitations" below), may not be less than 110% of such fair market value.

        The term of stock options granted under the 2006 Plan may not exceed ten years and, in some cases (see "ISO Limitations" below), may not exceed five years. If an optionholder's service relationship with us, or any of our affiliates, ceases for any reason (other than for cause or upon the optionholder's disability or death), the optionholder may exercise any vested options for a period of three months following the cessation of service (or such longer or shorter period specified in the option agreement). If an optionholder's service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionholder dies within a certain period following cessation of service), the optionholder or a beneficiary, as applicable, may exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death (or such longer or shorter period specified in the option agreement). If an optionholder's service relationship with us, or any of our affiliates, is terminated for cause, all stock options held by the optionholder will terminate upon the date of the optionholder's termination of service and the optionholder will be prohibited from exercising any stock option from such termination date. The term of an option may be extended in the event that exercise of the option following termination of service (other than for cause or upon the optionholder's disability or death) is prohibited by applicable securities laws. In no event, however, may an option be exercised after its original expiration date.

        Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft or money order payable to us, (ii) a broker-assisted cashless exercise, (iii) the tender of common stock previously owned by the optionholder, (iv) a net exercise of the option, and (v) other legal consideration acceptable to the plan administrator.

        Stock options granted under the 2006 Plan may become exercisable in cumulative increments, or "vest," as determined by the plan administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2006 Plan may be subject to different vesting schedules as the plan administrator may determine. The plan administrator also has flexibility to provide for accelerated vesting of stock awards in certain events.

        Unless the plan administrator provides otherwise, stock options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the stock option following the optionholder's death.

  ISO Limitations

        The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless (i) the exercise price of the ISO is at least 110% of the fair market value of the stock subject to the ISO on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

  Restricted Stock Awards

        Restricted stock awards may be granted under the 2006 Plan pursuant to restricted stock award agreements adopted by the plan administrator. A restricted stock award may be granted in consideration for (i) cash, check, bank draft or money order payable to us, (ii) past or future services rendered to us or our affiliates, or (iii) any other form of legal consideration acceptable to the plan administrator. Shares of common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule determined by plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the plan administrator and set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited or repurchased upon a participant's termination of service for any reason.

  Restricted Stock Unit Awards

        Restricted stock unit awards may be granted under the 2006 Plan pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration acceptable to the plan administrator. A restricted stock unit award may be settled by delivery of shares of our common stock, cash, a combination of stock and cash, or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined by the plan administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant's termination of service for any reason.

  Stock Appreciation Rights

        Stock appreciation rights may be granted under the 2006 Plan pursuant to stock appreciation right agreements adopted by the plan administrator. Each stock appreciation right is denominated in shares of common stock equivalents. The strike price of each stock appreciation right will be determined by the plan administrator, but will in no event be less than 100% of the fair market value of the common stock equivalents subject to the stock appreciation right on the date of grant. The plan administrator may impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution in respect of stock appreciation rights may be paid in shares of our common stock, cash, a combination of stock and cash, or in any other form of consideration determined by the plan administrator and set forth in the stock appreciation right agreement.

        The term of stock appreciation rights granted under the 2006 Plan may not exceed ten years. If a participant's service relationship with us, or any of our affiliates, ceases for any reason (other than for cause), the participant may exercise any vested stock appreciation right for a period of three months following the cessation of service (or such longer or shorter period specified in the stock appreciation right agreement). In no event, however, may a stock appreciation right be exercised beyond the expiration of its term. If a participant's service relationship with us, or any of our affiliates, is terminated for cause, all stock appreciation rights held by the participant will terminate upon the date of the participant's termination of service and the participant will be prohibited from exercising any stock appreciation right from such termination date.

  Other Stock Awards

        Other forms of stock awards valued in whole or in part by reference to our common stock may be granted either alone or in addition to other stock awards under the 2006 Plan. The plan administrator will determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

  Non-Discretionary Grant Program

        Pursuant to the non-discretionary grant program in effect under the 2006 Plan, our non-employee directors will automatically receive a series of nonstatutory stock options over their period of service on the Board as follows:

  •
  Initial Awards. Each individual who first becomes a non-employee director will automatically be granted an option to purchase 20,000 shares of our common stock on the date of his or her initial election or appointment to be a non-employee director. The shares subject to each such initial award will vest during the director's service in a series of 36 successive equal monthly installments measured from the date of grant.

  •
  Annual Awards. Each individual who is serving as a non-employee director on the date of an annual meeting of our stockholders will automatically be granted an option to purchase 12,000 shares of our common stock on such date. The shares subject to each such annual award will vest during the director's service in a series of 12 successive equal monthly installments measured from the date of grant.

  Terms of All Options Under Non-Discretionary Grant Program

        The exercise price of each option granted under the non-discretionary grant program will be 100% of the fair market value of our common stock on the date of grant. The maximum term of options granted under the non-discretionary grant program will be ten years. The purchase price of common stock issued upon the exercise of an option granted under the non-discretionary grant program may be paid by (i) cash, check, bank draft or money order payable to us, (ii) a broker-assisted cashless exercise, or (iii) the tender of common stock previously owned by the optionholder. If a non-employee director's service relationship with us, or any of our affiliates, whether as a non-employee director or subsequently as an employee, director or consultant of ours or an affiliate, ceases for any reason, the optionholder or a beneficiary, as applicable, may exercise any vested options granted under the non-discretionary grant program for a period of 24 months following the cessation of service (or such longer or shorter period specified in the option agreement). The term of an option may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised after its original expiration date. If an optionholder's service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionholder dies within the three-month period following cessation of service), any options granted under the non-discretionary grant program will become fully vested and exercisable. In the event of a change in control (as defined in the 2006 Plan and described below), each option granted under the non-discretionary grant program will become fully vested and exercisable immediately prior to the effective date of the change in control.

  Changes to Capital Structure

        In the event of certain capitalization adjustments, the plan administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2006 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; (iv) the class(es) and number of securities subject to each option granted under the non-discretionary grant program; and (v) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

  Corporate Transactions

        The following provisions will apply to stock awards in the event of a corporate transaction (as defined in the 2006 Plan and described below) unless otherwise provided in a written agreement between us or an affiliate and the holder of the stock award. In the event of a corporate transaction, all outstanding stock awards under the 2006 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to such stock awards may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose service with us or our affiliates has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability of such stock awards will be accelerated in full (contingent upon the effectiveness of the corporate transaction) and such awards will terminate if not exercised (if applicable) prior to the effective date of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) all other outstanding stock awards (other than stock awards consisting of vested and outstanding shares of common stock not subject to our right of repurchase) will terminate if not exercised (if applicable) prior to the effective date of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised. In the event a stock award will terminate if not exercised prior to the effective date of a corporate transaction, the plan administrator may provide that the holder of such stock award may not exercise such stock award but will receive a payment, in such form determined by the plan administrator, equal to the excess, if any, of (i) the value of the property the holder of the stock award would have received upon exercise of the stock award, over (ii) any exercise price payable in connection with such exercise.

        For purposes of the 2006 Plan, a corporate transaction generally means (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) the consummation of a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) the consummation of a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

  Change in Control

        Under the 2006 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2006 Plan and described below) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur. In general, stock awards held by participants under the 2006 Plan will not vest on such an accelerated basis unless specifically provided in the participant's applicable award agreement. However, all options granted under the non-discretionary grant program will become fully vested and exercisable immediately prior to the effective date of a change in control.

        For purposes of the 2006 Plan, a change in control generally means the occurrence of any of the following events: (i) any person, entity or group directly or indirectly acquires securities representing more than 50% of the total combined voting power of our outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) a merger, consolidation, or similar transaction occurs and our stockholders do not own more than 50% of the voting power of the surviving entity or its parent company in substantially the same proportion as they own our outstanding voting securities prior to the transaction; (c) our stockholders or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company otherwise occurs; (d) a sale, lease, exclusive license, or other disposition of all or substantially all of our consolidated assets occurs, other than a transfer of assets to an entity in which more than 50% of the entity's voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities prior to the transaction; or (e) a majority of the Board becomes comprised of individuals whose nomination, appointment or election was not approved by a majority of the Board or their approved successors.

  Plan Amendments and Termination

        The plan administrator has the authority to amend or terminate the 2006 Plan at any time. However, except as otherwise provided in the 2006 Plan, no amendment or termination of the 2006 Plan may impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2006 Plan as required by applicable law and listing requirements. The 2006 Plan will terminate on July 6, 2016, unless it is terminated earlier by the plan administrator.

U.S. Federal Income Tax Consequences

        The information set forth below is a summary only and does not purport to be complete. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

        Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder's tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder's capital gain holding period for those shares will begin on that date. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

        The 2006 Plan provides for the grant of stock options that qualify as "incentive stock options," as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

        If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder's alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

        We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction in an amount equal to the ordinary income includible in income by the optionholder.

Restricted Stock Awards

        Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

        Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

        We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

        Where stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

        Approval of this Proposal No. 4 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL NO. 4

 INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        The NASDAQ Stock Market LLC ("NASDAQ") listing standards require that a majority of the members of a listed company's board of directors qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent NASDAQ listing standards in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Hollings C. Renton, Kathleen LaPorte, Keith R. Leonard, Jr., Ted W. Love, Daniel K. Spiegelman, Christine van Heek and John P. Walker. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. In addition, the Board has affirmatively determined that R. Lee Douglas was an independent director within the meaning of the applicable NASDAQ listing standards until his resignation from the Board in May 2011. Neither Arlene M. Morris, the Company's former Chief Executive Officer and a member of the Board until January 2011, nor John A. Orwin, the Company's current Chief Executive Officer, have been considered independent directors by virtue of their employment with the Company.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE

        The Board currently has an independent Chairman who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the direction and focus of the Board. Prior to December 2009, the Board had a lead independent director with similar authority. The Board believes that separation of the positions of Chairman or lead independent director and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Board believes that having an independent Chairman or lead independent director creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management's accountability and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and its stockholders. As a result, the Board believes that having a Chairman or lead director enhances the effectiveness of the Board as a whole.

RISK OVERSIGHT

        The Board's role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The Board or the appropriate Committee receives these reports from the appropriate members of management to enable it to monitor our risk management and risk mitigation strategies. Committees regularly provide reports on the discussion to the full Board during the Committee reports portion of the next Board meeting. This enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. As part of its charter, the Audit Committee reviews with management and our auditors to the extent appropriate the Company's guidelines and policies with respect to risk assessment and risk management, including, if any, major exposure relating to the Company's financial or tax-related matters and information technology security and controls, and the steps taken by management to monitor and control these exposures. Apart from the matters of financial oversight and reporting and conflict of interest compliance that are reviewed with the Audit Committee, the Nominating and Corporate Governance Committee, as part of its charter, periodically reviews with management, as appropriate, legal and regulatory compliance matters, including areas relating to healthcare compliance.

        The Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk taking. The Company believes that the risks arising from our overall compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. During the last fiscal year, the Compensation Committee, with the assistance of its independent compensation consultants, reviewed the executive compensation program and determined that the design of the compensation policies, including the components, weightings and focus of the elements of executive compensation do not encourage management to assume excessive or inappropriate risks.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met seven times during the 2011 fiscal year. Each Board member, except Dr. Love, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served (for meetings that were held during the period for which he or she was a director or committee member). In 2010, Dr. Love began a new, full-time, executive management position with a public company, Onyx Pharmaceuticals ("Onyx"), and the travel schedule and commitments with respect to Onyx's advancement of a key product in potentially pivotal development in 2011 created conflicts with our Board meetings that were additionally scheduled during 2011. As required under applicable NASDAQ listing standards, in fiscal 2011, the Company's independent directors met in regularly scheduled executive sessions at which only independent directors were present.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has three standing committees, each of which is composed of independent members: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table provides committee membership and meeting information for fiscal 2011 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
John A. Orwin(1)
Arlene M. Morris(1)
Hollings C. Renton					X	*
R. Lee Douglas(2)
Kathleen LaPorte(2)	X
Keith R. Leonard, Jr.(2)			X
Ted W. Love, M.D.	X
Daniel K. Spiegelman	X	*
Christine van Heek(2)			X		X
John P. Walker			X	*	X
Total meetings in fiscal 2011	7		10		5

*
Committee Chairperson

(1)
Ms. Morris resigned from the Board in January 2011 and Mr. Orwin was appointed to the Board in February 2011.

(2)
In connection with the 2011 Annual Meeting of Stockholders, the following occurred: (a) Mr. Douglas resigned from the Board and the Compensation Committee; (b) Ms. LaPorte was appointed to the Audit Committee and resigned from the Compensation Committee; (c) Mr. Leonard was appointed to the Compensation Committee and resigned from the Audit Committee; and (d) Ms. van Heek was appointed to the Compensation Committee.

        Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

  •
  evaluating the performance of and assessing the qualifications of the independent registered public accounting firm;

  •
  determining and approving the engagement of the independent registered public accounting firm;

  •
  determining whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

  •
  reviewing and approving the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

  •
  monitoring the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law;

  •
  reviewing and approving or rejecting transactions between the Company and any related persons;

  •
  conferring with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;

  •
  establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  meeting to review the Company's annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The Audit Committee is currently composed of three directors: Mr. Spiegelman, Dr. Love and Ms. LaPorte. In connection with the 2011 Annual Meeting of Stockholders on May 25, 2011, Ms. LaPorte was appointed to the Audit Committee and Mr. Leonard resigned from the Audit Committee. The Audit Committee met seven times during the 2011 fiscal year. The Audit Committee has adopted a written charter that is available to stockholders on the Company's website at

http://www.affymax.com; however, information found on our website is not incorporated by reference into this proxy statement.

        The Board reviews the NASDAQ standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5606(c)(2)(A) of the NASDAQ listing standards), including Mr. Leonard prior to his resignation from the Audit Committee in May 2011. The Board has also determined that Mr. Spiegelman qualifies as an "audit committee financial expert," as defined in applicable Securities and Exchange Commission ("SEC") rules. The Board made a qualitative assessment of Mr. Spiegelman's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer and other financial positions for public reporting companies.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1, AU section 830), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the audit committee concerning independence, and has discussed with the independent accountants the independent accountants' independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Mr. Daniel K. Spiegelman Dr. Ted W. Love Ms. Kathleen LaPorte

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or Exchange Act.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and overseeing all aspects of corporate governance functions and certain aspects of legal and regulatory compliance, including the healthcare area. The Nominating and Corporate Governance Committee is currently composed of three directors: Mr. Renton, Mr. Walker and Ms. van Heek. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met five times during the 2011 fiscal year. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company's website at http://www.affymax.com; however, information found on our website is not incorporated by reference into this proxy statement.

        The Board and the Company seek to maintain a Board composed of members who can actively and productively contribute to the success of the Company. Accordingly, the Nominating and Corporate Governance Committee determines if candidates for director have the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the perceived needs of the Company in the future and the long-term interests of stockholders. This assessment includes consideration of issues of, among other things, judgment, diversity, age, skills, background, industry knowledge and such other factors as it deems appropriate given the current composition of the Board and the Company, with a view to increasing the overall balance of knowledge, experience and capability of the Board. Diversity in professional experience, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin are factors, among others, that the Board typically takes into account and seeks to foster in identifying nominees so that members represent different viewpoints and backgrounds. However, the Board retains the right to modify these qualifications from time to time. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any relationships or transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. In the past, the Nominating and Corporate Governance Committee has typically engaged the services of a professional search firm to compile a list of potential candidates, but has also considered other candidates, if it deems appropriate. In 2011, the Nominating and Corporate Governance Committee did not engage a professional search firm to identify or assist in identifying potential director nominees. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Board believes that the Nominating and Corporate Governance Committee is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board and delegated responsibility for consideration of director candidates, including those submitted by stockholders, according to practices and procedures the Nominating and Corporate Governance Committee considers appropriate within the scope of its charter. In 2012, the Nominating and Corporate Governance Committee plans to assess the adoption of a policy with regard to the consideration of director candidates recommended by stockholders as the Company evolves its stockholder base in the context of becoming a commercial company with the launch of OMONTYS.

Compensation Committee

        The Compensation Committee is currently composed of three directors: Mr. Walker, Mr. Leonard and Ms. van Heek. In connection with the 2011 Annual Meeting of Stockholders on May 25, 2011, Mr. Douglas and Ms. LaPorte resigned from the Compensation Committee. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), including Mr. Douglas and Ms. LaPorte prior to their respective resignations. The Compensation Committee met ten times during the 2011 fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the

Company's website at http://www.affymax.com; however, information found on our website is not incorporated by reference into this proxy statement.

        The functions of the Compensation Committee include, among other things:

  •
  determining the compensation and other terms of employment of our executive officers and senior management and reviewing and approving in conjunction with the Board, corporate performance goals and objectives relevant to such compensation;

  •
  evaluating and recommending to our Board the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

  •
  reviewing and recommending to our Board the compensation of our directors;

  •
  reviewing and approving appropriate insurance coverage for our officers and directors; and

  •
  reviewing and approving the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers.

        The Compensation Committee also reviews and discusses with management the Company's Compensation Discussion and Analysis and considers whether to recommend to the Board that it be included in the proxy statement and other filings.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with members of management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his or her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms. The Compensation Committee may also delegate authority to subcommittees in accordance with its charter.

        During 2011, the Compensation Committee retained the services of Radford, an Aon Hewitt Company, to advise on executive and Board compensation, including assessing pay philosophy, identifying a peer group of companies, benchmarking compensation levels for executive positions, reviewing equity trends within the life sciences industry, and developing recommendations for salary, incentives and equity compensation to align our business strategy, compensation programs and market practices.

        The performance and compensation process and specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2011 are described in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        In August 2001, a group of several venture firms created the Company as an independent company—a spin out of GlaxoSmithKline. Ms. LaPorte was affiliated with one of the founding venture firms and, in the early stages of the Company's formation, acted as an officer in various capacities until February 2002.

        None of the Company's executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board or Compensation Committee. The Company has had a Compensation Committee since 2003. Prior to establishing the Compensation Committee, our full Board made decisions relating to compensation of our executive officers.

Compensation Committee Report(1)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Mr. John P. Walker Mr. Keith R. Leonard, Jr. Ms. Christine van Heek

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board c/o Corporate Secretary of Affymax, Inc., 4001 Miranda Avenue, Palo Alto, CA 94304. All relevant stockholder communications sent to the Board will be compiled by the Secretary of the Company and submitted to the Chairman of the Board and, if appropriate, to the entire Board. All communications directed to the Audit Committee in accordance with the Company's Code of Business Conduct and Ethics that relate to questionable accounting or auditing matters involving the Company will be promptly reviewed and directly forwarded to the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

        The Company has adopted the Affymax, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.affymax.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver of a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

        Our current executive officers and key employees, and our former Chief Executive Officer and former Chief Financial Officer, and their respective ages and positions are as follows:

Name	Age	Position
John A. Orwin (1)	47	Chief Executive Officer and Director
Arlene M. Morris (1)	60	Former Chief Executive Officer and Director
Herb Cross	40	Chief Financial Officer
Paul B. Cleveland	55	Former Chief Financial Officer
Anne-Marie Duliege, M.D., M.S.	52	Chief Medical Officer
Jeffrey H. Knapp	46	Chief Commercial Officer
Kay Slocum	65	Senior Vice President, Human Resources
Robert F. Venteicher, Ph.D.	66	Senior Vice President, Technical Operations
Grace U. Shin, J.D.	47	General Counsel
Andrew Blair, M.D.	49	Vice President, Medical Affairs
Christine Conroy, Pharm.D.	51	Vice President, Regulatory Affairs and Clinical Quality Assurance
Tracy J. Dunn, Ph.D., J.D.	49	Vice President, Intellectual Property and Legal Affairs
Carol A. Francisco, Ph.D.	60	Vice President, Biostatistics and Data Management
Krishna R. Polu, M.D.	39	Vice President, Clinical Development
Cynthia Smith	43	Vice President, Market Access and Commercial Development
Sylvia Wheeler	51	Vice President, Corporate Communications

  (1)
  Biographies for Mr. Orwin and Ms. Morris are set forth in "Proposal No. 1—Election of Directors" in this proxy statement.

        Herb Cross has served as our Chief Financial Officer since March 2011. From November 2010 to March 2011, Mr. Cross served as our Chief Accounting Officer and Vice President, Finance. From 2008 to 2010, Mr. Cross held multiple positions including Vice President, Finance for Facet Biotech Corporation, a public clinical-stage biotech company. From 2006 to 2008, Mr. Cross was corporate controller at PDL BioPharma, a public bio-pharmaceutical company. From 1999 to 2006, Mr. Cross held positions of increasing responsibility, including Vice President, Finance, at Neoforma, Inc., a public e-commerce software company. Mr. Cross also served as manager, Assurance and Business Advisory Services at Arthur Andersen, LLP, an independent registered public accounting firm. Mr. Cross holds a B.S. from the Haas School of Business at the University of California, Berkeley.

        Paul B. Cleveland served as our Executive Vice President, Corporate Development and Chief Financial Officer from January 2006 through February 2011. From April 2004 to December 2005, Mr. Cleveland served as a Managing Director at Integrated Finance, Ltd., an investment bank. From September 1996 to April 2003, Mr. Cleveland served as a Managing Director at J.P. Morgan Chase and Co. (and a predecessor firm, Hambrecht & Quist), an investment bank. From January 1993 to September 1996, Mr. Cleveland was a partner at Cooley Godward LLP, a law firm. From December 1988 to December 1992, he was a corporate attorney at Sidley & Austin LLP, a law firm, and from September 1981 to November 1988, he was a corporate attorney at Davis Polk & Wardwell, a law firm. Mr. Cleveland serves as a member of the board of directors of Sangamo BioSciences, Inc., a biotechnology company. Mr. Cleveland holds a J.D. from Northwestern University School of Law and an A.B. from Washington University in St. Louis.

        Anne-Marie Duliege, M.D., M.S. has served as our Chief Medical Officer since July 2007 and prior to that served as Vice President, Clinical, Medical and Regulatory Affairs since 2004. Since 1998, Dr. Duliege has also practiced medicine at the Lucille Packard Children's Hospital at Stanford University Medical Center. From 1992 to 2004, Dr. Duliege served in various positions at Chiron Corporation, a biotechnology company, most recently as Senior Medical Director. Dr. Duliege holds an M.D. and M.S. from Paris Medical School and an M.S. from Harvard School of Public Health.

        Jeffrey H. Knapp has served as our Chief Commercial Officer since July 2006. From November 2005 to April 2006, Mr. Knapp served as Senior Vice President, Sales and Marketing at Abgenix, Inc., a biopharmaceutical company. From October 2004 to July 2005, Mr. Knapp served as Vice President,

Sales and Marketing, North America at Pharmion Corporation, a pharmaceutical company. From November 2001 to October 2004, Mr. Knapp served as Vice President, U.S. sales and marketing at EMD Pharmaceuticals, a division of Merck KGaA, a pharmaceutical company. He has also held sales, marketing and business development positions at Eli Lilly and Company and Schering-Plough Corporation, both pharmaceutical companies. Mr. Knapp holds a B.A. from Wittenberg University.

        Kay Slocum has served as our Senior Vice President, Human Resources since June 2006. From 2003 to 2006, Ms. Slocum served as a human resources consultant to us. From 2001 to 2003, Ms. Slocum served as Vice President, Human Resources of Deltagen, Inc., a biotechnology company. She also served as a Vice President of Human Resources at Corixa Corporation (formerly Coulter Pharmaceutical), a biotechnology company. Earlier in her career, Ms. Slocum served as Manager of Corporate Employee Development for Varian Associates and Management Consultant for Coulter Corporation, a biotechnology company. Ms. Slocum holds an M.S. from Loyola University of Chicago and a B.A. from Southern Illinois University.

        Robert F. Venteicher, Ph.D. has served as our Senior Vice President, Technical Operations since June 2008 and prior to that served as Vice President, Technical Operations since August 2007. From 1995 to 2007, Dr. Venteicher held several positions at Elan Pharmaceuticals, Inc., a pharmaceutical company, most recently as Vice President, R&D Quality and Compliance. From 1992 to 1995, Dr. Venteicher held several positions at Univax Biologics, Inc., a pharmaceutical company, including Vice President, Quality Assurance/Quality Control. From 1988 to 1992, Dr. Venteicher was Head, R&D Pharmaceutical Quality Control and Associate Director of Bioprocess and Analytical Development at Centocor Inc., a biotechnology company. Dr. Venteicher also held scientific and management positions with increasing responsibilities during his 10-year tenure at Hoffmann LaRoche, Inc., a pharmaceutical company. Dr. Venteicher holds a Ph.D. in chemistry from Pennsylvania State University and a B.S. in chemistry from Iowa State University. Dr. Venteicher completed postdoctoral training in biochemistry and biophysics at Johnson Research Foundation, University of Pennsylvania.

        Grace U. Shin, J.D. has served as our General Counsel since June 2008 and prior to that served as Vice President, Legal Affairs and Corporate Counsel since October 2006. From 2000 to April 2006, Ms. Shin served as Vice President of Legal Affairs and Corporate Counsel to FibroGen, Inc., a biotechnology company, and from May 1997 to 2000 held the position of Corporate Counsel. From 1992 to 1997, Ms. Shin was a corporate attorney at Pacific Gas & Electric Company, a public utility. From 1989 to 1992, Ms. Shin was a business associate at Cooley Godward LLP, a law firm. Ms. Shin holds a J.D. from the University of Michigan Law School and a B.A. from the University of Michigan School of Business Administration.

        Andrew Blair, M.D. has served as our Vice President, Medical Affairs since April 2011. From 2008 to 2011, Dr. Blair was Vice President of Clinical Research for Proteon Therapeutics, a biotechnology company. From 2000 to 2008, Dr. Blair was Vice President of Clinical Research at Genzyme Corporation, a biotechnology company. He also led the US/Europe biomedical regulatory affairs and US Renal Medical Affairs group. From 1998 to 2000, Dr. Blair served as medical director for the end-stage Renal Disease Program at the University of Texas Medical Branch. Dr. Blair holds an M.D. from Rush Medical School in Chicago, Illinois and a B.S. in biology from the University of Illinois.

        Christine Conroy, Pharm.D. has served as our Vice President, Regulatory Affairs and Clinical Quality Assurance since July 2007. From 2004 to 2006, Dr. Conroy served as our Senior Director, Regulatory Affairs, and from 2006 to 2007 as our Executive Director, Regulatory Affairs. From 2002 to 2004, Dr. Conroy served as senior director, Regulatory Affairs, for Genitope Corporation, a biotechnology company. From 1995 to 2001, Dr. Conroy held several positions at Roche Global Development, a pharmaceutical company, including Regulatory Program Director with global responsibilities. From 1989 to 1994, Dr. Conroy held several positions at Syntex Laboratories, a pharmaceutical company including Manager of Medical Services Department, Drug Information

Service. From 1982 to 1989, Dr. Conroy served as Staff Pharmacist at St. Luke's Hospital in Colorado. Dr. Conroy holds a Pharm.D. from the University of Kansas, School of Pharmacy, and a B.S. in pharmacy from the University of Colorado, School of Pharmacy.

        Tracy J. Dunn, Ph.D., J.D. has served as our Vice President, Intellectual Property and Legal Affairs since 2002. From 1996 to 2002, Dr. Dunn served as Director of Intellectual Property at Aviron, a biotechnology company, and subsequently at Medimmune Vaccines, Inc., a biotechnology company. From 1991 to 1996, Dr. Dunn was a patent attorney at Townsend and Townsend and Crew in Palo Alto, California. Dr. Dunn holds J.D, Ph.D. and B.S. degrees from the University of Wisconsin, where he also completed a National Cancer Institute post-doctoral research fellowship.

        Carol A. Francisco, Ph.D. joined as our Vice President, Biostatistics & Data Management in April 2008. Prior to joining the Company, Dr. Francisco was Vice President of Biostatistics at ICON Clinical Research, Inc., a clinical research organization since 2000. From 1995 to 1999, Dr. Francisco held the position of Vice President, Biostatistics and Data Management at Pacific Research Associates, Inc., a contracts services company. From 1994 to 1995, Dr. Francisco served as Director, Biostatistics Department at Hoffman-La Roche, Inc., a pharmaceutical company. From 1986 to 1994, Dr. Francisco was Department Head, Biostatistics Department at Syntex Laboratories, Inc., a pharmaceutical company. Dr. Francisco holds a Ph.D. in statistics from Iowa State University, a M.A. in psychology from Western Washington University and a B.A. from Western Washington State College.

        Krishna R. Polu, M.D. has served as our Vice President, Clinical Development since August 2011. From 2009 to 2011, he served as our Executive Director, Clinical Development. From 2007 to 2009, Dr. Polu was Executive Director, Global Development at Amgen, a biotechnology company. From 2003 to 2005, he was a clinical and research fellow at Harvard Medical School in the Renal Division at Brigham and Women's Hospital and Massachusetts General Hospital. Dr. Polu holds an M.D. from the University of Texas Health Science Center, San Antonio, and a B.A. in human biology from Stanford University.

        Cynthia Smith has served as our Vice President, Market Access and Commercial Development since February 2012. From 2008 to January 2012, she served as our Executive Director, Public Policy, Payer Strategy and Operations. From 2000 to 2008, Ms. Smith held various positions at Merck & Co., Inc., a pharmaceutical company, including Executive Director, Medicare and Healthcare Systems Strategy, and management positions in Public Policy and Government Affairs. From 1995 to 2000, she was a Senior Analyst, Healthcare Policy for the White House Office of Management and Budget. Ms. Smith holds an M.B.A. from the Wharton School of the University of Pennsylvania, an M.S. in Public Policy from Rutgers University and a B.A. in communications from the University of North Carolina, Chapel Hill.

        Sylvia Wheeler has served as our Vice President, Corporate Communications since April 2010 and prior to that served as our executive director, Corporate Communications since January 2007. From 2004 to 2007, Ms. Wheeler served as senior director, Corporate Communications, for Depomed, Inc., a specialty pharmaceutical company. From 2000 to 2003, Ms. Wheeler served as director, Corporate Communications, for Cerus Corporation, a biomedical products company. From 1997 to 2000, Ms. Wheeler served as director, Corporate Communications, for Coulter Pharmaceutical, Inc.. From 1995 to 1997, she served as director, corporate relations and planning, Connetics Corporation, a specialty pharmaceutical company. Ms. Wheeler serves as a member of the board of directors for the National Kidney Foundation Northwestern U.S. Division. She holds an M.B.A. from the University of San Francisco and a B.A. in Biology from San Francisco State University.

        There are no family relationships among any directors or executive officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Company's executive compensation program is intended to align executive goals and rewards with the Company and stockholder goals and progress as the Company advances as a biopharmaceutical company, from the development stage to a fully-integrated commercial organization. This description of compensation policies and practices applies to Mr. Orwin (Chief Executive Officer), Ms. Morris (former Chief Executive Officer), Mr. Cross (Chief Financial Officer), Mr. Cleveland (former Chief Financial Officer), Dr. Duliege (Chief Medical Officer) and Dr. Venteicher (Senior Vice President of Technical Operations), who are collectively referred to as the "named executive officers."

Role of our Compensation Committee

        The Compensation Committee acts on behalf of the Board in fulfilling the Board's responsibilities to oversee the Company's compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company's executive officers and directors; compensation includes salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans. The Compensation Committee is composed entirely of non-employee directors under Rule 16b-3 of the Exchange Act and outside directors under Section 162(m).

        Typically, the Compensation Committee evaluates corporate performance objectives, makes adjustments to annual compensation and determines bonus and equity awards at one or more meetings held during the first quarter of the year or at the end of the preceding year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as broader strategic issues, including the effectiveness of the Company's compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation in the life sciences industry and at peer companies, at various meetings throughout the year. The Compensation Committee's process generally focuses on two related elements: the evaluation of performance objectives, both for the individual and for the Company, and the determination of compensation levels taking into consideration the target compensation for the individual based on industry surveys and the overall performance against objectives. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of performance is conducted by the Compensation Committee, which generally includes a "360-degree review" by the Chief Executive Officer's direct reports followed by a Compensation Committee recommendation to the Board of adjustments to compensation as well as awards to be granted.

        For additional information relating to the composition, role and responsibilities of the Compensation Committee, see "Information Regarding the Board of Directors and Corporate Governance—Committees of the Board of Directors—Compensation Committee."

Compensation Program Objectives

        The Company's executive compensation program is designed to achieve the following objectives:

  •
  attract and retain talented and experienced executives in an extremely competitive labor market of biotechnology and pharmaceutical companies located in Northern California;

  •
  motivate and reward key contributors whose knowledge, skills and performance are critical to growing our business and advancing our product, OMONTYS, from development through the commercial stage;

  •
  provide a compensation package that includes performance-based rewards and aligns rewards with accomplishment of Company objectives;

  •
  provide performance-based rewards for the accomplishment of planned Company's and/or individual's achievement of goals;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to the Company's progress and achievement of Company goals; and

  •
  foster teamwork and a shared commitment among executives to overall corporate progress by aligning the Company's and their individual goals.

Components of the Executive Compensation Program

        For 2011, the principal components of the Company's executive compensation program consisted of:

  •
  base salary;

  •
  eligibility for an annual cash bonus;

  •
  equity incentives primarily in the form of stock options and restricted stock units ("RSUs"); and

  •
  severance protection.

        The Company utilizes short-term compensation, including base salary and cash bonuses, to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, to meet competitive market conditions, and to motivate and reward key executives to perform. The Company may award annual performance bonuses of up to a specified percentage of the employee's base salary depending upon achievement of annual goals and objectives. In 2011, the target bonus amount for our Chief Executive Officer was 60% of base salary and the target bonus amount for the other named executive officers currently employed by the Company was 35% of base salary. The Chief Executive Officer's bonus is based solely on the goals of the Company, while the bonuses of the other named executive officers currently employed by the Company are based on a combination of Company and individual goals. In addition, equity incentives, through the grant of stock options and RSUs, are designed to directly align interests of the named executive officers with the interests of the stockholders over the long-term and encourage the growth of stockholder value through upside potential. Historically, the Company targets maintenance of equity ownership levels for the Chief Executive Officer consistent with ownership levels of Chief Executive Officers of peer companies.

Competitive Market Review and Peer Group Companies

        The Compensation Committee annually reviews executive compensation of the named executives officers with those reported for peer companies in the Northern California biotechnology and pharmaceutical industry to ensure that total compensation (base salary, annual bonus targets, and stock ownership) is market competitive, based on corporate and individual performance, and fair, based on internal equity in pay practices. The Company participates in an annual, national survey of executive compensation of approximately 600 life sciences companies conducted by Radford. During 2011, the Compensation Committee retained the services of Radford to advise on executive and Board compensation, including assessing pay philosophy, identifying a peer group of companies, benchmarking compensation levels for executive positions, reviewing equity trends within the life sciences industry, and developing recommendations for salary, incentives and equity compensation to align our business strategy, compensation programs and market practices.

        The group of peer companies is reviewed annually and updated by the Compensation Committee based on the criteria of similarly-sized companies by market capitalization, employee size, stage of development, and companies with which the Company regularly competes for talent. Twenty-two public biotechnology and biopharmaceutical companies were in the selected peer group for the 2011 compensation review and benchmarking process: Allos Therapeutics, AMAG Pharmaceuticals, Arena Pharmaceuticals, Ariad Pharmaceuticals, Cadence Pharmaceuticals, Cytori Therapeutics, Depomed, Dyax, Exelixis, Geron, Idenix, Jazz Pharmaceuticals, Ligand Pharmaceuticals, MAP Pharmaceuticals, Medivation, Momenta Pharmaceuticals, Orexigen, Pain Therapeutics, Rigel Pharmaceuticals, Sangamo BioSciences, Targacept and XenoPort.

        As the Company competes with larger biotechnology and pharmaceutical companies for talent in Northern California, a very competitive labor market, the Company's philosophy is to use a guideline total compensation target at the 60th percentile compared to peer company data for benchmarked, comparable positions, subject to variation and adjustment within a range based on various factors considered by the Company. For 2011, this target represented approximately a 3.75% overall increase in base salary over 2010, including market adjustments and promotions. This approach applies to the current named executive officers and generally to all positions company-wide, except that individual pay may range substantially below or above the percentile target, and the overall percentage increase, depending upon job function, scope of responsibility, time in the role if recently promoted, individual performance and experience, skills, contribution, and competitive market factors when, in the judgment of management and the Compensation Committee, with respect to executive officers, the value of the individual's experience, performance and specific skills justified variation. These factors as well as the actual performance against objectives are considered in making compensation decisions that may be below or above the target. For example, we made adjustments to base salary for our Chief Executive Officer and Chief Financial Officer to bring them within range of the target compensation as a result of their promotions in 2011; however, their base salary remains below the 60th percentile target for 2012.

Performance and Compensation Process

        At the beginning of each year, the Board in consultation with the Chief Executive Officer establishes corporate objectives that it believes are the most significant goals for the Company in the upcoming year that are critical to the success of the Company in the short and long-term. These corporate objectives normally include departmental, functional goals as well as project-based, cross-functional goals. Typically our corporate objectives include associated target achievement dates, usually based on calendar quarters. Although there is a mid-year review, consistent with the compensation philosophy established by the Board, the objectives, once established, do not generally change during the year but rather significant unforeseen obstacles or changes in circumstances outside of the control of management may be taken into account in the assessment of the results. The Company does not disclose the specific goals as they contain competitively sensitive information and are not material to an understanding of compensation awards to the named executive officers. In 2011, the corporate objectives included those as outlined in the below table:

Performance Category	Performance Objective	2011 Percentage Weighting Targeted	2011 Percentage Result Assessed
New Drug Application ("NDA") and Regulatory	Achieve specific timeline goals related to NDA submission and acceptance, and regulatory interactions and preparations	30% (37.5% based on stretch)	37.5% (Achieved stretch objective)
Commercial	Achieve specific goals in support of potential commercialization of product	20%	15%
Intellectual Property	Execute strategy to resolve intellectual property dispute by year end	15% (22.5% based on stretch)	22.5% (Achieved stretch objective)
Technical Operations	Negotiate supply agreement terms to achieve strategic and financial objectives	15% (25% based on stretch)	25% (Achieved stretch objective)
Medical Affairs	Initiate first Phase 3B trial in third quarter or initiate other specified trial by year end	10% (25% based on initiation of both trials)	15%
Finance	Achieve specific operating expense and cash target	10% (5% based on specific operating expense and 10% based on stretch cash target)	15% (Achieved both specific operating expense and stretch cash target)
	Totals:	100%	130%

        In making a recommendation to the Board, the Compensation Committee considers actual results against the specific deliverables associated with the corporate objectives, the extent to which each goal was a significant stretch goal for the company, whether significant unforeseen obstacles or changes in circumstances outside of the control of management altered the expected difficulty of achieving the goal or modified the desired results, and the extent to which economic assumptions underlying the performance targets were accurate. The corporate objectives established by the Board in 2011 were intended to be value-building and moderately difficult to achieve, but also included stretch objectives that were intended to be more difficult to achieve. The Board determined that the Company significantly exceeded the corporate objectives for 2011. In particular, the Company achieved several stretch objectives during the year, including submitting the NDA in May, earlier than expected, and achieving a worldwide settlement of its ongoing intellectual property dispute by year end. Accordingly, the Board determined that the Company achieved 130% of its objectives for 2011, as summarized above. Historically, the Board determined that the Company achieved the following levels with respect to its corporate objectives:

Year	Percentage of Corporate Objectives Achieved
2006	85.0%
2007	82.25%
2008	110.0%
2009	93.7%
2010	41.25%

        Although the Compensation Committee measures performance of the specific goals within the categories, the performance determination by the Compensation Committee for a particular category is based on the Compensation Committee's assessment of the overall performance for the year, whether or not all of the specific goals have been achieved, and forming the basis for the Board recommendation of achievement of the corporate objectives.

        Mr. Orwin's bonus was based entirely (100%) on the achievement level of the corporate objectives. The bonuses of the other named executive officers currently employed by the Company were based on a combination of the achievement level of the corporate objectives and the achievement level of specific individual objectives related to the named executive officer's functional responsibilities. The individual performance objectives are generally designed to align the goals of the named executive officer and his or her department in support of the corporate objectives and development of the organization. In particular, Mr. Cross' 2011 individual performance objectives related primarily to financial performance, strategic activities, accounting and operational performance and investor relations matters, including management of expense targets through the year. Dr. Duliege's 2011 individual performance objectives related primarily to, among other things, clinical, pre-clinical, regulatory and medical affairs leadership activities for OMONTYS, including development of the regulatory strategy and preparation of the NDA for submission to the U.S. Food and Drug Administration ("FDA") in 2011 and support for product approval and launch. Dr. Venteicher's 2011 individual performance objectives related primarily to the accomplishment of certain support and production objectives relating to the manufacture of OMONTYS active pharmaceutical ingredient, ensuring supply of drug substance for clinical and other purposes and collaboration-related activities and regulatory interactions and preparations relating to approval of the NDA. These named executive officers received their bonuses based on the following weighting: 75% based on the achievement level of the corporate objectives and 25% based on the achievement level of individual objectives.

        At the end of each year, the Chief Executive Officer and the other named executive officers typically prepare a written self-assessment of their individual performance during the year, which is considered by their supervisor or, in the case of the Chief Executive Officer, the Compensation Committee and the Board, as part of the full assessment of performance. In the case of the Chief Executive Officer's performance, the Compensation Committee also includes individual assessments by the Board members (other than Mr. Orwin) and assessments by Mr. Orwin's direct reports, and provides a summary and recommendation to the Board in conjunction with its assessment of accomplishment of corporate objectives. For the other named executive officers, the Chief Executive Officer presents to the Compensation Committee management's assessment of each named executive officer's performance during the year, including recommended percentage for the individual performance factor based on the achievement of such individual's specific performance objectives and a summary of the accomplishments in the related functional area of responsibility. At the end of 2011 and in early 2012, Mr. Orwin assessed the performance of the other named executive officers and reviewed their individual accomplishments with the Compensation Committee. In general, individual performance is evaluated based on a combination of demonstrated leadership and the achievement of operational, functional or product specific goals. The Compensation Committee reviewed the individual accomplishments in conjunction with Mr. Orwin for the other named executive officers to determine the recommendation of the individual performance factor. The Compensation Committee takes into consideration the accomplishment of the individual performance objectives as well as the achievement of the corporate goals in formulating its assessment of the performance factors that impact the annual bonuses and other compensation recommendations to the Board.

        Based on the recommendations and assessment by the Compensation Committee, the Board approved in January 2012, annual bonus payments for 2011 performance by the named executive officer. The following table summarizes the total annual bonus payment, including the company and individual performance weightings used to calculate the total annual bonus payment, to each current, named executive officer:

	Target Annual Bonus		Company Performance		Individual Performance		Total Annual Bonus Payments
Named Executive Officer	% of Salary	Dollar amounts	Company Performance Factor	Weighting	Individual Performance Factor	Weighting	% of Salary	Dollar amounts
John A. Orwin	60%	$306,000	130%	100%	N/A	N/A	78%	$397,800
Herb Cross	35%	$105,000	130%	75%	100%	25%	42.9%	$128,625
Anne Marie Duliege, M.D., M.S	35%	$133,589	130%	75%	100%	25%	42.9%	$163,647
Robert F. Venteicher, Ph.D	35%	$114,900	130%	75%	100%	25%	42.9%	$140,753

        In August 2011, Dr. Duliege and Dr. Venteicher were awarded one-time performance bonuses in the amounts of $114,505 and $98,486, respectively, in connection with the acceptance of our NDA for OMONTYS by the FDA. In May 2008, the Compensation Committee and the Board approved the original performance objective and bonus as part of a one-time incentive payment for certain key employees equal to 30% of such employees' then-current base salary.

        In addition, in determining the long-term incentive component of executive compensation, the Compensation Committee considers the Company's performance and the attainment of individual performance objectives, the value of similar incentive awards and grant levels as a percent of shares outstanding given to executive officers at peer companies, the awards given to the named executive officers in past years, and percentage ownership which is vested and unvested. The Compensation Committee reviews the equity guidelines recommended by Radford to target the 60th percentile of compensation compared to peer company data. Information is provided in the ranges around such percentile to allow the Compensation Committee to assess possible adjustments from the target level. These recommended guidelines balance competitive equity grant values and grant levels as a percent of shares outstanding. The Compensation Committee views equity compensation as the basis for long-term incentive compensation. Historically, based on this philosophy, equity grants are made annually in conjunction with base salary adjustments and cash bonus compensation for each executive officer. The level of equity grants are determined based upon consideration of such executive officer's vested and unvested percentage ownership of the Company, relative to the equity grant values and percentage ownership of such executive officer's peers working at peer companies, and an evaluation of such executive officer's individual performance.

        Based on the recommendations and assessment by the Compensation Committee, the Board approved in January 2012, annual stock option grants and RSU grants for 2011 performance by current, named executive officers based on the Committee's equity compensation target consisting of 75% options and 25% RSUs. The Compensation Committee believes that this mix provides the long-term retention and performance incentive value of equity grants as well as rewarding 2011 individual performance. The following table summarizes the annual stock option grants and RSU grants to each current, named executive officer:

Named Executive Officer	Stock Options	RSUs
John A. Orwin	140,000	25,000
Herb Cross	60,000	10,000
Anne Marie Duliege, M.D., M.S	48,750	8,125
Robert F. Venteicher, Ph.D	24,375	4,063

2011 Advisory Vote on Executive Compensation

        We conducted our first advisory vote on executive compensation at our Annual Meeting of Stockholders in 2011. Following this vote, our Board determined that it was important for our stockholders to have an opportunity to vote annually, on an advisory basis, on executive compensation because we value stockholders' views regarding our executive compensation philosophy, policies and programs and our decisions regarding executive compensation. To the extent there is any significant vote against, or only limited support for, the compensation of our named executive officers, we will consider our stockholders' feedback and the Compensation Committee will evaluate whether any actions are necessary to address such feedback. This annual advisory vote on executive compensation is consistent with the frequency preferred by our stockholders, and we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

        In response to the 2011 vote, our Compensation Committee reviewed our overall executive compensation philosophy and our compensation policies and decisions with Radford taking into consideration the responses by our peer companies, other companies in our industry as well as the guidance provided by the leading proxy advisory firms. For 2012, as a result of this review and in connection with our transition from a development company to a commercial company with the approval of our first product, OMONTYS, we have undertaken to provide enhanced disclosure regarding the rationale for the compensation for our named executive officers, actively received input and considered the comments from some of our stockholders and focused our compensation practices on achievements that we believe will result in maximum long-term stockholder value.

        For example, we believe that stockholder feedback regarding our named executive officer compensation as disclosed in the 2011 proxy statement was largely due to retention grants provided in September 2010 that construed compensation as misaligned with performance. Our Board strongly believed that employee retention was essential in an extremely competitive labor market in Northern California after experiencing a severe decline in our stock price after we announced our Phase 3 results from the OMONTYS clinical trials. The September 2010 retention grants were a critical component of the efforts resulting in the successful and timely filing of our NDA in early 2011. Taking into consideration these 2010 retention grants, the Board did not provide annual equity grants in 2011 to our named executive officers, including to our CEO, Mr. Orwin.

        During 2011, the Compensation Committee conducted a review of our compensation philosophy, policies and practices. The Compensation Committee maintained Radford as its independent consultant, and further requested that management retain its own compensation consultant to likewise review our compensation philosophy, policies and practices in order to ensure a full dialogue regarding our compensation practices and plans for the future. This review and discussion with our Compensation Committee confirmed that many of our practices are, in fact, consistent with our peer and industry group approaches to compensation. In addition, we are considering recommended adjustments to certain practices for 2012 as part of our transition, with the launch of OMONTYS, to a commercial company, and the establishment of, or changes to, compensation practices consistent with those identified for commercial companies.

        Finally, we have expanded this Compensation Discussion and Analysis to explain in greater detail our rationale for compensation for our named executive officers based on the feedback received from our stockholders regarding our executive compensation policies and practices, and to reiterate our belief that our compensation practices align the interests of our named executive officers with the interests of our stockholders.

        We recommend that you vote FOR Proposal No. 3 at the Annual Meeting of Stockholders. For more information, see "Proposal No. 3—Advisory Vote on the Compensation of our Named Executive Officers" in this proxy statement.

Executive Compensation Actions

        The Compensation Committee's recommendation of annual base salary increases, performance bonuses and equity grants to the named executive officers were made to the independent members of the Board after reviewing the performance of such named executive officers, taking into consideration the achievement of the Board-approved corporate objectives and the performance of the Company's stock as well as the market and peer group analysis by Radford, which included a comparison to the benchmark data of corresponding executive positions in the identified peer companies. Mr. Orwin is not permitted to be present during the deliberations regarding his compensation.

        Based on the recommendations and assessment by the Compensation Committee, the Board approved the following:

John A. Orwin, Chief Executive Officer

  Actions for 2011

  •
  Promotion Adjustments.  In connection with Mr. Orwin's appointment to the Chief Executive Officer position effective February 1, 2011, Mr. Orwin's base salary increased to $510,000, his target bonus eligibility increased to up to 60% of base salary based on performance of corporate objectives, which has been the target bonus eligibility for the Chief Executive Officer, and he received a grant of stock options exercisable for 300,000 shares with an exercise price of $6.90 per share and restricted stock units for 100,000 shares. The stock options vest in 48 equal monthly installments over the four year period beginning on February 1, 2011 and the awards vest in three equal annual installments over the three year period beginning February 1, 2011.

  •
  Annual Performance Bonus.  In January 2012, Mr. Orwin was awarded a cash bonus of $397,800 related solely to the Company's achievement of its 2011 corporate objectives.

  Actions for 2012

  •
  Base Salary.  In January 2012, a $50,000 increase in 2011 base salary to $560,000 effective January 1, 2012, which represented a 9.8% increase from the prior year's salary. The increase in base salary exceeded the 3.75% overall increase for the Company: to bring Mr. Orwin's base salary within the target compensation range, but still below the 60th percentile compensation target, due to his promotion to Chief Executive Officer in 2011; to reflect that the Company significantly exceeded its corporate objectives in 2011, including the stretch objectives of submitting the NDA earlier than expected, achieving a worldwide settlement of its ongoing intellectual property dispute by year end, achieving specific supply agreement objectives and achieving specific financial objectives; and to reflect the favorable recommendation of the FDA's Oncologic Drug Advisory Committee in December 2011.

  •
  Equity Incentives.  In January 2012, Mr. Orwin was granted stock options exercisable for 140,000 shares with an exercise price of $7.99 per share and restricted stock units of 25,000 shares. The stock options vest in 48 equal monthly installments over the four year period beginning on

    January 1, 2012 and the awards vest in three equal annual installments over the three year period beginning January 1, 2012.

Arlene M. Morris, former Chief Executive Officer

  Actions for 2011

  •
  Transition Arrangement.  In January 2011, Ms. Morris' resignation was announced and to support the leadership transition beginning upon her resignation of employment from the Company through September 30, 2011, Ms. Morris agreed to provide consulting services. For such consulting services, she received approximately $90,832 of fees during this eight (8) month period.

        In addition, under the terms of the mutually agreed transition and in accordance with the terms of her employment agreement, Ms. Morris received cash severance payments equal to twelve (12) months of then-current base salary, $545,000, payment for accrued vacation of approximately $35,936 and reimbursement for up to twelve months (12) of COBRA premiums. Further, Ms. Morris will have the right to exercise any vested stock option shares that have been granted to her until the earlier of one year following the date of termination of her consultancy or the expiration of the term of any such option.

Herb Cross, Chief Financial Officer

  Actions for 2011

  •
  Promotion Adjustments.  In connection with Mr. Cross' appointment to the Chief Financial Officer position effective March 4, 2011, Mr. Cross' base salary increased to $300,000, his target bonus eligibility increased to up to 35% of base salary based on performance of corporate objectives and he received a grant of stock options exercisable for 50,000 shares with an exercise price of $6.23 per share. The stock options vest in 48 equal monthly installments over the four year period beginning on March 4, 2011.

  •
  Annual Performance Bonus.  In January 2012, Mr. Cross was awarded a cash bonus of $128,625 related to individual and corporate performance in 2011.

  Actions for 2012

  •
  Base Salary.  In January 2012, a $30,000 increase in 2011 base salary to $330,000 effective January 1, 2012, which represented a 10% increase from the prior year's salary. The increase in base salary exceeded the 3.75% overall increase for the Company to bring Mr. Cross' base salary within the target compensation range, but still below the 60th percentile compensation target, due to Mr. Cross' promotion to Chief Financial Officer in 2011.

  •
  Equity Incentives.  In January 2012, Mr. Cross was granted stock options exercisable for 60,000 shares with an exercise price of $7.99 per share and restricted stock units of 10,000 shares. The stock options vest in 48 equal monthly installments over the four year period beginning on January 1, 2012 and the awards vest in three equal annual installments over the three year period beginning January 1, 2012.

Paul B. Cleveland, former Executive Vice President, Corporate Development and Chief Financial Officer

  Actions for 2011

  •
  Base Salary.  In January 2011, a $10,375 increase in 2011 base salary to $356,222 effective January 1, 2011, which represented a 3.0% increase from the prior year's salary. Mr. Cleveland resigned from the Company in March 2011. In connection with his resignation, Mr. Cleveland received payment for accrued vacation of approximately $18,535.

Anne-Marie Duliege, Chief Medical Officer, M.D., M.S.

  Actions for 2011

  •
  Base Salary.  In January 2011, a $7,484 increase in 2011 base salary to $381,683 effective January 1, 2011, which represented a 2.0% increase from the prior year's salary.

  •
  One-Time Performance Bonus.  In August 2011, Dr. Duliege was awarded a cash bonus of $114,505 in connection with the acceptance of our NDA for OMONTYS by the FDA. The original performance objective and bonus were part of a one-time incentive payment for certain key employees established in May 2008.

  •
  Annual Performance Bonus.  In January 2012, Dr. Duliege was awarded a cash bonus of $163,647 related to individual and corporate performance in 2011.

  Actions for 2012

  •
  Base Salary.  In January 2012, a $11,450 increase in 2010 base salary to $393,133 effective January 1, 2012, which represented a 3.0% increase from the prior year's salary

  •
  Equity Incentives.  In January 2012, Dr. Duliege was granted stock options exercisable for 48,750 shares with an exercise price of $7.99 per share and RSUs for 8,125 shares. The stock options vest in 48 equal monthly installments over the four year period beginning on January 1, 2012 and the awards vest in three equal annual installments over the three year period beginning January 1, 2012.

Robert F. Venteicher, Ph.D., Senior Vice President, Technical Operations

  Actions for 2011

  •
  Base Salary.  In January 2011, a $6,437 increase in 2011 base salary to $328,287 effective January 1, 2011, which represented a 2.0% increase from the prior year's salary.

  •
  One-Time Performance Bonus.  In August 2011, Dr. Venteicher was awarded a cash bonus of $98,486 in connection with the acceptance of our NDA for OMONTYS by the FDA. The original performance objective and bonus were part of a one-time incentive payment for certain key employees established in May 2008.

  •
  Annual Performance Bonus.  In January 2012, Dr. Venteicher was awarded a cash bonus of $140,753 related to individual and corporate performance in 2011.

  Actions for 2012

  •
  Base Salary.  In January 2012, a $3,283 increase in 2010 base salary to $331,570 effective January 1, 2012, which represented a 1% increase from the prior year's salary.

  •
  Equity Incentives.  In January 2012, Dr. Venteicher was granted stock options exercisable for 24,375 shares with an exercise price of $7.99 per share and RSUs for 4,063 shares. The stock options vest in 48 equal monthly installments over the four year period beginning on January 1, 2012 and the awards vest in three equal annual installments over the three year period beginning January 1, 2012.

Equity Grant Practices

        Our equity grant date practices require that stock options and other equity compensation have prices determined based on the fair market value on the date of grant. The fair market value of our grants of equity awards is the closing price on the NASDAQ Global Market on the date of approval of the grant by the Board, the Compensation Committee or the Equity Grant Committee. Beginning in 2007, the Board and Compensation Committee has delegated authority to a committee composed of certain officers of the Company, the Stock Option Committee, to grant stock options to non-officer employees pursuant to the Company's 2006 Equity Incentive Plan in accordance with guidelines approved by the Compensation Committee from time to time.

Employee Stock Purchase Plan

        In December 2006, the Company's 2006 Employee Stock Purchase Plan (the "Purchase Plan") became effective in connection with the Company's initial public offering. The Purchase Plan enables the named executive officers generally on the same basis as all employees to purchase, through payroll deductions, shares of the Company's common stock without payment of brokerage costs at a discount from the fair market value of the common stock at the time of purchase.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL

        In December 2008, the Company entered into amended and restated employment agreements with the named executive officers of the Company to conform severance benefits under existing employment agreements to the final regulations under Section 409A of the Code and to provide certain additional severance benefits based upon the Compensation Committee's review of peer company and industry practices. In September 2010, the Board authorized and the Company amended the employment agreements with the named executive officers of the Company so that in the event of a change of control of the Company and involuntary termination within 12 months, the officer would have the right to exercise any equity award until the earlier of three years (extended from one year) following the date of termination or expiration of the term of any such award. The employment agreements provide that the officer is employed "at-will" so that the employment relationship may be terminated for any reason at any time and that as a condition of receipt of any severance benefits, the officer is obligated to execute a release of claims. Each of the named executive officers has also entered into a standard form agreement with respect to confidential information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our confidential information received during the course of employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of employment.

Ms. Morris' Agreement

        Ms. Morris resigned on January 31, 2011 and under the terms of the mutually agreed transition and in accordance with her employment agreement, Ms. Morris received the following severance benefits: (i) a lump sum cash payment equal to 12 months of her then current annual base salary; (ii) reimbursement for up to 12 months of COBRA premiums; and (iii) the right to exercise any vested stock option shares that have been granted to her until the earlier of one year following the date of termination or the expiration of the term of any such option.

        Under the terms of Ms. Morris' employment agreement, in the event of a change of control of the Company and Ms. Morris' involuntary termination within 12 months thereafter, she would have received the following severance benefits: (i) a lump sum cash payment equal to 18 months of her then current annual base salary; (ii) a lump sum cash payment equal to one and one half (1 1/2) times Ms. Morris' annual target bonus potential for the year in which the acquisition occurs; (iii) reimbursement for up to 12 months of COBRA premiums; (iv) acceleration of vesting of all of her outstanding equity awards; (v) the right to exercise her stock options until the earlier of three years following the date of termination or the term of such option; and (vi) the right to receive reimbursement for excise taxes of up to a maximum of $500,000. In the event of termination due to Ms. Morris' death or disability, Ms. Morris' employment agreement provided for certain benefits including the acceleration of outstanding options.

Mr. Orwin's Agreement

        Under the terms of Mr. Orwin's original employment agreement dated as of April 12, 2010, if Mr. Orwin would have been terminated without cause or he had resigned following a material reduction in his duties or compensation or other events constituting constructive termination, he would have received the following severance benefits: (i) a lump sum cash payment equal to 9 months of his then current annual base salary; (ii) reimbursement for up to 12 months of COBRA premiums; and (iii) the right to exercise any vested stock option shares that have been granted to him until the earlier of one year following the date of termination or the expiration of the term of any such option.

        Further, in the event of a change of control of the Company and Mr. Orwin's involuntary termination within 12 months thereafter, he would have received the following severance benefits: (i) a lump sum cash payment equal to 15 months of his then current annual base salary; (ii) a lump sum cash payment equal to one and one quarter (1 1/4) times Mr. Orwin's annual target bonus potential for the year in which the acquisition occurred; (iii) reimbursement for up to 12 months of COBRA premiums; (iv) acceleration of vesting of all of his outstanding equity awards; and (v) the right to exercise his stock options until the earlier of three years following the date of termination or the term of such option. The Company and Mr. Orwin have agreed to reduce severance benefits in certain circumstances to achieve the best after-tax result for Mr. Orwin. In the event of termination due to Mr. Orwin's death or disability, Mr. Orwin's employment agreement provides for certain benefits including the acceleration of outstanding options as described below.

        Effective February 1, 2011 in connection with his appointment to the Chief Executive Officer position, the Board authorized modifications to the terms of the employment agreement with Mr. Orwin as follows: (i) in the event Mr. Orwin is terminated without cause or he resigns following a material reduction in duties or compensation or other events constituting constructive termination, he will receive a lump sum cash payment equal to 12 months of his then annual base salary in addition to the other severance benefits provided for under his original employment agreement; and (ii) in the event of a change of control of the Company and involuntary termination within 12 months, Mr. Orwin will receive the following severance benefits: (a) a lump sum cash payment equal to 18 months of his then current annual base salary; (b) a lump sum cash payment equal to one and a half (1.5) times his annual target bonus potential for the year in which the acquisition occurs in addition to the other severance benefits provided for under his original employment agreement; (c) reimbursement for up to 12 months of COBRA premiums; (d) acceleration of vesting of all of his outstanding equity awards; and (e) the right to exercise his stock options until the earlier of three years following the date of termination or the term of such option.

Mr. Cross' Agreement

        Under the terms of Mr. Cross' original employment agreement dated November 5, 2010, if Mr. Cross would have been terminated without cause or he had resigned following a material reduction in his duties or compensation or other events constituting constructive termination, he would have received the following severance benefits: (i) a lump sum cash payment equal to 6 months of his then current annual base salary; (ii) reimbursement of up to 12 months of COBRA premiums; and (iii) the right to exercise any vested stock option shares that have been granted to him until the earlier of one year following the date of termination or the expiration of the term of any such option.

        Further, in the event of a change of control of the Company and Mr. Cross' involuntary termination within 12 months thereafter, Mr. Cross would have received the following severance benefits: (i) a lump sum cash payment equal to 6 months of his then current annual base salary; (ii) a lump sum cash payment equal to one-half (1/2) times his annual target bonus potential for the year in which the acquisition occurred; (iii) reimbursement for up to 12 months of COBRA premiums; (iv) acceleration of vesting of all outstanding options; and (v) the right to exercise any such stock options until the earlier of three years following the date of termination or the expiration of the term of any such option. The Company and Mr. Cross have agreed to reduce severance benefits in certain circumstances to achieve the best after-tax result for Mr. Cross.

        Effective March 4, 2011, in connection with his appointment to the Chief Financial Officer position, the Board authorized a modification to the terms of Mr. Cross' employment agreement to provide that in the event of a change of control of the Company and his involuntary termination within 12 months thereafter, Mr. Cross will receive the following severance benefits: (i) a lump sum cash payment equal to 12 months of his then current annual base salary; (ii) a lump sum cash payment equal to his annual target bonus potential for the year in which the acquisition occurs in addition to the other severance benefits provided under his original employment agreement; (iii) reimbursement for up to 12 months of COBRA premiums; (iv) acceleration of vesting of all of his outstanding equity awards; and (v) the right to exercise his stock options until the earlier of three years following the date of termination or the term of such option.

Mr. Cleveland's, Dr. Duliege's and Dr. Venteicher's Agreements

        Under the terms of the employment agreements with Mr. Cleveland, Dr. Duliege and Dr. Venteicher, respectively, if such officer is terminated without cause or such officer resigns following a material reduction in duties or compensation or other events constituting constructive termination, the officer will receive the following severance benefits: (i) a lump sum cash payment equal to 6 months of such officer's then annual base salary; (ii) reimbursement of up to 12 months of COBRA premiums; and (iii) the right to exercise any vested stock option shares that have been granted to him or her until the earlier of one year following the date of termination or the expiration of the term of any such option. Mr. Cleveland resigned in March 2011 to pursue other opportunities. Because his resignation was voluntary, and not the result of a constructive termination, Mr. Cleveland was not eligible to receive any of the severance benefits provided in his employment agreement and he did not receive any such benefits when he resigned. However, Mr. Cleveland received payment for accrued vacation.

        In the event of a change of control of the Company and involuntary termination within 12 months, each such officer will receive the following severance benefits: (i) a lump sum cash payment equal to 12 months of his or her then current annual base salary; (ii) a lump sum cash payment equal to one (1) times his or her annual target bonus potential for the year in which the acquisition occurs; (iii) reimbursement for up to 12 months of COBRA premiums; (iv) acceleration of vesting of all equity awards; (v) the right to exercise any such stock options until the earlier of three years following the date of termination or the expiration of the term of any such option; and (vi) the right to receive reimbursement for excise taxes of up to a maximum of $250,000 for each such officer.

        A change of control under these agreements includes the merger, consolidation or other reorganization of the Company, the sale, transfer or other disposition of all or substantially all of the Company's assets, and a change of a majority of the membership of the Company's Board (other than by approval by a majority of incumbent directors).

        An involuntary termination under these agreements occurs when the executive's employment is terminated without cause or the executive resigns for good reason. Cause for termination generally means: indictment or conviction of any felony or any crime involving dishonesty; participation in any fraud against the Company; breach of Executive's duties to the Company; intentional damage to any Company property; conduct by Executive which in good faith and reasonable determination of the Board demonstrates gross unfitness to serve; incapacity to perform essential functions of job for 90 consecutive days; or death. Termination for good reason occurs when an executive voluntarily terminates his employment by notifying the Company in writing that the executive believes a certain event has occurred within 10 days after the initial occurrence of one of the following events noted below, provided, however, that the executive shall not have good reason to terminate employment unless the Company does not cure the event as described below within 30 days following receipt of termination notice. Events consist of: material reduction in job responsibilities provided that the acquisition of the Company did not result in the reduction of duties; reduction in executive's annual base salary by greater than 15%, except to the extent base salaries of other executives are accordingly reduced; or relocation of executive or other executive offices by more than 40 miles, except for required travel for company business.

        The following table quantifies the potential payments which would have become due to Mr. Orwin, Mr. Cross, Dr. Duliege, and Dr. Venteicher assuming that one of the events described above occurred as of December 31, 2011. Ms. Morris resigned on January 31, 2011 and Mr. Cleveland resigned on March 4, 2011. Accordingly, the amounts in the table below reflect payments Ms. Morris received, or is entitled to receive, in connection with her resignation. As noted above, Mr. Cleveland was not entitled to receive any payments in connection with his resignation, with the exception of his accrued vacation payment of approximately $18,535.

Executive Benefits and Payments upon Termination	Involuntary Termination Without Cause or Termination for Good Reason		Voluntary Termination		Involuntary Termination upon a Change in Control
Mr. Orwin
Compensation:
Severance payment	$510,000	(1)	$—		$1,224,000	(2)
Accelerated equity awards	—		—		902,200	(3)
Benefits and perquisites:
Health care	30,846	(4)	—		30,846	(4)
Accrued vacation pay	32,021	(5)	32,021	(5)	32,021	(5)
Reimbursement of applicable excise taxes	—		—		—
Ms. Morris
Compensation:
Severance payment	—		545,000	(1)	—
Accelerated equity awards	—		—		—
Benefits and perquisites:
Health care	—		28,510	(4)	—
Accrued vacation pay	—		35,936	(6)	—
Reimbursement of applicable excise taxes	—		—		—
Mr. Cross
Compensation:
Severance payment	150,000	(7)	—		405,000	(8)
Accelerated equity awards	—		—		81,500	(3)
Benefits and perquisites:
Health care	30,846	(4)	—		30,846	(4)
Accrued vacation pay	12,927	(5)	12,927	(5)	12,927	(5)
Reimbursement of applicable excise taxes	—		—		—
Mr. Cleveland
Compensation:
Severance payment	—		—		—
Accelerated equity awards	—		—		—
Benefits and perquisites:
Health care	—		—		—
Accrued vacation pay	—		18,535	(9)	—
Reimbursement of applicable excise taxes	—		—		—
Dr. Duliege
Compensation:
Severance payment	190,842	(7)	—		515,272	(8)
Accelerated equity awards	—		—		120,600	(3)
Benefits and perquisites:
Health care	25,177	(4)	—		25,177	(4)
Accrued vacation pay	81,308	(5)	81,308	(5)	81,308	(5)
Reimbursement of applicable excise taxes	—		—		250,000	(10)
Dr. Venteicher
Compensation:
Severance payment	164,144	(7)	—		443,188	(8)
Accelerated equity awards	—		—		120,600	(3)
Benefits and perquisites:
Health care	22,812	(4)	—		22,812	(4)
Accrued vacation pay	44,652	(5)	44,652	(5)	44,652	(5)
Reimbursement of applicable excise taxes	—		—		250,000	(10)

(1)
Represents 12 months of then-current annual base salary.

(2)
Represents 18 months of then-current annual base salary and 150% of annual target bonus potential.

(3)
All unvested equity awards will become vested and exercisable in full upon involuntary termination following a change of control. The value of the accelerated vested awards was calculated as (i) for stock options, the difference between the closing market price of our common stock of $6.61 as reported on the NASDAQ Global Market on December 30, 2011, the last trading day of 2011, and the exercise price of each accelerated stock option that was in-the-money at December 31, 2011; (ii) for RSUs, the value at the closing market price of our common stock of $6.61 as reported on the NASDAQ Global Market on December 30, 2011 as these awards do not have an exercise price.

(4)
Payment of COBRA health insurance premiums up to 12 months.

(5)
Based on vacation days accrued as of December 31, 2011.

(6)
Based on vacation days accrued as January 31, 2011, the date of Ms. Morris' resignation.

(7)
Represents 6 months of then-current annual base salary.

(8)
Represents 12 months of then-current annual base salary and 100% of annual target bonus potential.

(9)
Based on vacation days accrued as of March 4, 2011, the date of Mr. Cleveland's resignation.

(10)
The Company is obligated to make a reimbursement of applicable excise taxes up to a maximum of $250,000.

DIRECTOR COMPENSATION

        Each non-employee member of our Board is entitled to receive the following cash compensation:

  •
  $40,000 per year for service as a Board member;

  •
  $30,000 per year for service as Chairman of the Board;

  •
  $25,000 additional per year for service as lead independent director of the Board;

  •
  $15,000 per year for service as a member of the Audit Committee;

  •
  $10,000 additional per year for service as Chairman of the Audit Committee;

  •
  $10,000 per year for service as a member of the Compensation Committee;

  •
  $5,000 additional per year for service as Chairman of the Compensation Committee;

  •
  $7,500 per year for services as a member of the Nominating and Corporate Governance Committee; and

  •
  $2,500 additional per year for service as Chairman of the Nominating and Corporate Governance Committee.

        To the extent that the Board or any Committee thereof meets more than 10 times in any year each member of the Board or such Committee, as applicable, will receive a per meeting fee in excess of ten meetings as follows:

  •
  $2,000 for each Board meeting attended in person ($1,000 for meetings attended by video or telephone conference);

  •
  $2,000 for each Audit Committee meeting attended;

  •
  $1,000 for each Compensation Committee meeting attended; and

  •
  $1,000 for each Nominating and Corporate Governance committee meeting attended.

        All non-employee Board members are reimbursed for reasonable expenses incurred in attending Board or committee meetings.

        Non-employee Board members receive non-discretionary, non-statutory stock options under our 2006 Plan. Each non-employee director joining our Board is automatically granted a non-statutory stock option to purchase 7,500 shares of common stock if joined prior to October 29, 2009, 12,500 shares of common stock if joined subsequent to October 29, 2009 but prior to March 2, 2011, or 20,000 if joining thereafter. The exercise price of the stock options is equal to the then fair market value of our common stock on the date of grant. On the date of each annual meeting of our stockholders, each non-employee director also is automatically granted a non-statutory stock option to purchase 7,500 shares of our common stock with an exercise price equal to the fair market value of our common stock on that date. Effective March 2, 2011, the Board approved an amendment of the 2006 Plan to increase the automatic grant on the date of each annual meeting to 12,000 shares of common stock. Initial grants vest monthly over three years. Accordingly, in May 2011 upon our last annual stockholders meeting, the non-employee directors, Messrs. Douglas, Walker, Spiegelman and Leonard, Dr. Love, Ms. LaPorte and Ms. van Heek, each received a grant of non-statutory stock option to purchase 12,000 shares of our common stock at an exercise price of $6.86 per share. Automatic annual grants vest monthly over 12 months. Effective March 2, 2011, the Board also approved an amendment of the 2006 Plan to extend the post-termination exercise period to 24 months. All stock options granted under our 2006 Plan have a term of 10 years.

        The following table shows for the fiscal year ended December 31, 2011 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
R. Lee Douglas(2)	20,000	15,472	35,472
Kathleen LaPorte	53,000	64,096	117,096
John P. Walker	62,500	64,096	126,596
Ted W. Love, M.D.	55,000	65,684	120,684
Daniel K. Spiegelman	65,000	65,684	130,684
Christine van Heek	53,500	63,573	117,073
Keith R. Leonard, Jr.	52,000	63,573	115,573
Hollings C. Renton	80,000	60,669	140,669

(1)
Amounts in this column represent (a) the aggregate grant date fair value of option awards to our non-employee directors, other than Mr. Douglas, of $56,182 each, which are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718 (see Note 9 of Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the assumptions made in determining the grant date fair value.); and (b) the fair value of the modification of existing awards due to extension of the post-termination exercise period from 90 days to 24 months in accordance with FASB ASC Topic 718 in connection with the amendment of the 2006 Plan on March 2, 2011. The fair value for this modification of existing awards for each non-employee director was as follows: $15,472 for Mr. Douglas, $7,914 for Ms. LaPorte, $7,914 for Mr. Walker, $9,502 for Dr. Love, $9,502 for Mr. Spiegelman, $7,391 for Ms. van Heek, $7,391 for Mr. Leonard, and $4,487 for Mr. Renton.

(2)
Mr. Douglas resigned from the Board in May 2011 and did not receive an option award in 2011.

        The following table shows certain information as to the grant dates and the fair market value of stock option grants to our non-employee directors:

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price ($/Share)	Grant Date Fair Value ($)(1)
R. Lee Douglas	8/5/2004	16,250	0.80	10,122
	2/10/2006	7,500	4.36	100,979
	12/14/2006	7,500	25.00	136,732
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309

		46,250

Kathleen LaPorte	12/14/2006	7,500	25.00	136,732
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
	5/25/2011	12,000	6.86	56,182

		34,500

John P. Walker	12/14/2006	7,500	25.00	136,732
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
	5/25/2011	12,000	6.86	56,182

		34,500

Ted W. Love, M.D.	7/28/2006	7,500	18.84	139,239
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
	5/25/2011	12,000	6.86	56,182

		34,500

Daniel K. Spiegelman	9/27/2006	7,500	18.84	147,582
	5/31/2007	2,500	32.89	58,947
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
	5/25/2011	12,000	6.86	56,182

		34,500

Christine van Heek	12/6/2007	7,500	25.83	134,588
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
	5/25/2011	12,000	6.86	56,182

		32,000

Keith R. Leonard, Jr.	12/6/2007	7,500	25.83	134,588
	5/22/2008	2,500	14.24	24,210
	5/28/2009	2,500	16.79	32,168
	5/24/2010	7,500	22.93	116,309
	5/25/2011	12,000	6.86	56,182

		32,000

Hollings C. Renton	6/9/2009	7,500	16.58	95,852
	5/24/2010	7,500	22.93	116,309
	5/25/2011	12,000	6.86	56,182

		27,000

(1)
Total stock-based compensation as determined under FASB ASC Topic 718. Amounts are amortized over the requisite service period for each award.

SUMMARY COMPENSATION TABLE FOR FISCAL 2011, 2010, AND 2009

        The following table shows compensation awarded to or paid to, or earned by, the Company's named executive officers for the years ended December 31, 2011, 2010, and 2009.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
John A. Orwin	2011	502,500		690,000		1,418,370		397,800	(3)	4,000	(4)	3,012,670
Chief Executive Officer(5)	2010	303,962		174,900	(6)	3,714,090		111,300	(7)	—		4,304,252
Arlene M. Morris	2011	81,353	(8)	162,427	(9)	105,441	(9)	—		664,342	(10)	1,013,563
Former Chief Executive Officer	2010	545,000		218,625	(6)	1,922,178		134,888	(7)	4,000	(4)	2,824,691
	2009	526,555		—		630,976		244,058	(11)	4,000	(4)	1,405,589
Herb Cross	2011	290,391		—		213,440		128,625	(3)	4,000	(4)	636,456
Chief Financial Officer(12)
Paul B. Cleveland(13)	2011	83,386	(14)	—		—		—		—		83,386
Former Executive Vice President,	2010	345,847		87,450	(6)	751,955		60,145	(7)	4,000	(4)	1,249,397
Corporate Development and	2009	334,152		—		220,842		108,503	(11)	4,000	(4)	667,497
Chief Financial Officer
Anne-Marie Duliege, M.D., M.S.	2011	381,683		—		—		278,152	(15)	4,000	(4)	663,835
Chief Medical Officer	2010	374,199		87,450	(6)	751,955		56,890	(7)	4,000	(4)	1,274,494
	2009	363,300		—		299,714		121,147	(11)	4,000	(4)	788,161
Robert F. Venteicher, Ph.D.	2011	328,287		—		—		239,239	(16)	4,000	(4)	571,526
Senior Vice President,	2010	321,850		87,450	(6)	582,793		57,943	(7)	4,000	(4)	1,054,036
Technical Operations	2009	314,000		—		260,278		100,586	(11)	4,000	(4)	678,864

(1)
Amounts in this column represent the aggregate grant date fair value of RSUs or performance RSUs awarded to the named executive officer for the applicable year, calculated in accordance with FASB ASC Topic 718. The aggregate grant date fair value for performance RSUs is computed at the probable level of performance achievable under the applicable performance criteria in accordance with FASB ASC Topic 718.

(2)
Amounts in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. See Note 9 of Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the assumptions made in determining the grant date fair value.

(3)
Represents cash performance bonuses for 2011, which were paid in the following year.

(4)
Represents the Company-paid match on the employee's contributions to the Company's 401(k) plan. Under rules promulgated by the SEC, no perquisite amounts are shown for any named executive officer if the aggregate amount for any such officer did not exceed $10,000.

(5)
Mr. Orwin joined the Company in April 2010 and became Chief Executive Officer in February 2011.

(6)
The performance RSUs are milestone-driven performance based and vest (i) 50% upon the acceptance by the FDA of the NDA for OMONTYS and (ii) 50% upon product launch for OMONTYS. Assuming the highest level of performance achievable under the applicable performance criteria, the aggregate grant date fair value of the 2010 performance RSUs was, in the case of Ms. Morris, $437,250; in the case of Mr. Orwin, $349,800; and in the cases of Mr. Cleveland and Drs. Duliege and Venteicher, each $174,900.

(7)
Represents cash performance bonuses for 2010, which were paid in the following year.

(8)
Includes payment for accrued vacation of approximately $35,936.

(9)
Ms. Morris resigned from the Company on January 31, 2011. Effective upon her resignation, Ms. Morris' status changed from an employee to a consultant and her options and awards continued to vest until the end of her consulting arrangement in September 2011. In addition, under the terms of Ms. Morris' separation agreement, Ms. Morris' options were modified to extend the post-termination exercise period of her vested stock options to either end on the earlier of one year following the date of termination of her consulting agreement or the expiration of the option. The amounts in these columns represent the fair value of the modification of these awards in accordance with FASB ASC Topic 718.

(10)
Under the terms of the mutually agreed transition and in accordance with her employment agreement, Ms. Morris received compensation of $545,000 consisting of a lump sum cash payment equal to 12 months of her then-current annual base salary and $28,510 in continued COBRA health insurance premiums. In addition, as part of her separation agreement, Ms. Morris was obligated to provide consulting services through September 30, 2011 and received compensation of $90,832 related to these services.

(11)
Represents cash performance bonuses for 2009, which were paid in the following year.

(12)
Mr. Cross joined the Company in November 2010 and became the Chief Financial Officer in March 2011.

(13)
Mr. Cleveland resigned from the Company in March 2011.

(14)
Includes payment for accrued vacation of approximately $18,535.

(15)
Represents a cash performance bonus for 2011 of $163,647, which was paid in the following year and a one-time performance bonus of $114,905 paid in August 2011 in connection with the acceptance of the filing of our NDA with the FDA for OMONTYS. In May 2008, the Compensation Committee and the Board approved the original performance objective and bonus as part of a one-time incentive payment for certain key employees equal to 30% of such employee's then-current base salary.

(16)
Represents cash performance bonus for 2011 of $140,753, which was paid in the following year and a one-time performance bonus of $98,486 paid in August 2011 in connection with the acceptance of the filing of our NDA with the FDA for OMONTYS. In May 2008, the Compensation Committee and the Board approved the original performance objective and bonus as part of a one-time incentive payment for certain key employees equal to 30% of such employee's then-current base salary.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

        The following table shows for the fiscal year ended December 31, 2011, certain information regarding grants of plan-based awards to the named executive officers. Mr. Cleveland, our former Chief Financial Officer, resigned from the Company in March 2011 and did not receive, or earn, any plan-based awards or cash performance bonuses during 2011.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards
			All Other Stock Awards: Number of Shares of Stock(#)	All Other Option Awards: Number of Securities Underlying Options(#)
						Grant Date Fair Value of Stock and Option Awards ($)(2)
					Exercise Price of Option Awards ($/Share)
Name	Grant Date	Target ($)(1)
Mr. Orwin	—	306,000	—	—	—	—
	2/1/2011	—	—	300,000	6.90	1,418,370
	2/1/2011	—	100,000		—	690,000
Mr. Cross	—	105,000	—	—	—	—
	3/4/2011	—	—	50,000	6.23	213,440
Mr. Cleveland	—	124,678	—	—	—	—
Dr. Duliege	—	133,589	—	—	—	—
Dr. Venteicher	—	114,900	—	—	—	—

(1)
The dollar amounts in this column represent the target amounts of each named executive officer's annual cash bonus award for the year ended December 31, 2011. The actual cash bonus award earned for the year ended December 31, 2011 for each named executive officer is set forth in the Summary Compensation Table above. Accordingly, the amounts set forth in this column do not represent additional compensation earned by the named executive officers for the year ended December 31, 2011.

(2)
Amounts in this column represent the aggregate grant date fair value of RSUs or stock options awarded to the named executive officer in 2011, calculated in accordance with FASB ASC Topic 718. See Note 9 of Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the assumptions made in determining the grant date fair value

        Our executive compensation policies, practices and arrangements, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under "Executive Compensation—Compensation Discussion and Analysis."

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR END

        The following table shows for the fiscal year ended December 31, 2011, certain information regarding outstanding equity awards at fiscal year end for the named executive officers. Mr. Cleveland, our former Chief Financial Officer, had no equity awards outstanding as of December 31, 2011.

		Option Awards						Stock Awards
Name	Option Plan	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/Share)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Unit Expiration Date
Mr. Orwin	2006	91,666	(1)	128,334	(1)	22.70	4/11/2020	—		—		—		—	—
	2006	25,000	(2)	55,000	(2)	5.83	9/21/2020	—		—		—		—	—
	2006							30,000	(4)	198,300	(4)	—		—	9/21/2020
	2006	62,500	(3)	237,500	(3)	6.90	1/31/2021	—		—		—		—	—
	2006	—		—		—	—			—		100,000	(5)	661,000	1/31/2021
Ms. Morris(6)	2006	100,000		—		33.97	1/6/2017	—		—		—		—	—
	2006	54,999		—		21.74	12/17/2017	—		—		—		—	—
	2006	26,667		—		10.99	1/14/2019	—		—		—		—	—
	2006	37,500		—		24.50	1/9/2020	—		—		—		—	—
	2006	25,000		—		5.83	9/21/2020	—		—		—		—	—
Mr. Cross	2006	16,250	(7)	43,750	(7)	5.10	11/14/2020
	2006	9,375	(8)	40,625	(8)	6.23	3/3/2021
Dr. Duliege	2006	2,500		—		4.36	2/9/2016	—		—		—		—	—
	2006	40,000		—		33.97	1/4/2017	—		—		—		—	—
	2006	20,000		—		25.91	7/22/2017	—		—		—		—	—
	2006	24,479	(9)	521	(9)	21.74	12/17/2017	—		—		—		—	—
	2006	16,625	(10)	10,292	(10)	10.99	1/13/2019	—		—		—		—	—
	2006	16,770	(11)	18,230	(11)	24.50	1/6/2020	—		—		—		—	—
	2006	12,500	(2)	27,500	(2)	5.83	9/21/2020	—		—		—		—	—
	2006							15,000	(4)	99,150	(4)	—		—	9/21/2020
Dr. Venteicher	2006	45,000		—		24.87	9/4/2017	—		—		—		—	—
	2006	11,750	(9)	250	(9)	21.74	12/17/2017	—		—		—		—	—
	2006	21,875	(13)	3,125	(13)	15.00	5/28/2018	—		—		—		—	—
	2006	24,062	(10)	8,938	(10)	10.99	1/13/2019	—		—		—		—	—
	2006	11,979	(11)	13,021	(11)	24.50	1/6/2020	—		—		—		—	—
	2006	12,500	(2)	27,500	(2)	5.83	9/21/2020	—		—		—		—	—
	2006							15,000	(4)	99,150	(4)	—		—	9/21/2020

(1)
25% of the shares subject to the award vested on April 12, 2011 and the remainder vest on a monthly basis in equal installments over 36 months. This award will be fully vested on April 12, 2014.

(2)
The award vests on a monthly basis in equal installments during the 48 month period beginning on September 22, 2010. This award will be fully vested on September 22, 2014.

(3)
The award vests on a monthly basis in equal installments during the 48 month period beginning on February 1, 2011. This award will be fully vested on February 1, 2015.

(4)
The award is milestone-driven performance based and vested as to 50% upon the acceptance by the FDA for the NDA for OMONTYS. The remaining 50% vests upon product launch for OMONTYS. The market value is calculated by multiplying the number of units by the closing market price of our common stock of $6.61 as reported on the NASDAQ Global Market on December 30, 2011, the last trading day in 2011.

(5)
The award vests on an annual basis in equal installments during the 3 year period beginning February 1, 2011. This award will be fully vested on February 1, 2014.

(6)
Ms. Morris resigned from the Company on January 31, 2011. Under the terms of her separation agreement, Ms. Morris will have the right to exercise any vested stock option shares that have been granted to her until the earlier of one year following the date of termination of her consultancy, which ended on September 30, 2011, or the expiration of the term of such option.

(7)
25% of the shares subject to the award vested on November 15, 2011 and the remainder vest on a monthly basis in equal installments over 36 months. This award will be fully vested on November 15, 2014.

(8)
The award vests on a monthly basis in equal installments during the 48 month period beginning on March 4, 2011. This award will be fully vested on March 4, 2015.

(9)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2008. This award will be fully vested on January 1, 2012.

(10)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2009. This award will be fully vested on January 1, 2013.

(11)
The award vests on a monthly basis in equal installments during the 48 month period beginning on January 1, 2010. This award will be fully vested on January 1, 2014.

(12)
25% of the shares subject to the award vested on July 30, 2008 and the remainder will vest on a monthly basis in equal installments over 36 months. This award will be fully vested on July 30, 2011

(13)
The award vests on a monthly basis in equal installments during the 48 month period beginning on June 1, 2008. This award will be fully vested on June 1, 2012.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

        The following table shows certain information regarding option exercises and vesting of RSUs during the last fiscal year with respect to the named executive officers for the year ended December 31, 2011:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Orwin	—	—	30,000	203,100
Ms. Morris	—	—	37,500	253,875
Mr. Cleveland	64,003	162,844	—	—
Dr. Duliege	—	—	15,000	101,550
Dr. Venteicher	—	—	15,000	101,550

(1)
The value realized upon exercise of the stock options was calculated by taking the difference between the fair value of our common stock on the stock option exercise date and the exercise price of each stock option.

(2)
The value realized equals the closing price of our common stock of $6.77 as reported on the NASDAQ Global Market on July 27, 2011, the vesting date, multiplied by the number of shares that vested on such date.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        The following includes a description of transactions since January 1, 2011, or any currently proposed transactions, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers, or holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than equity and other compensation, termination, change-in control and other arrangements, which are separately described under "Executive Compensation."

        Pursuant to our Code of Business Conduct and Ethics and our Audit Committee Charter, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, and other employees and their family members are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee, or other independent committee of our Board in the case it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons' immediate family members or affiliates, in which the amount involved exceeds $120,000, or other transactions that may give rise to a conflict of interest, must first be presented for approval. Related party transactions involving our officers, directors or principal stockholders, including their immediate family members and affiliates, must be presented to our Audit Committee for review, consideration and approval. Conflict of interest transactions with other employees and their family members must be presented to our Compliance Officer for review. All of our directors, executive officers and employees are required to report to our Audit Committee or our Compliance Officer any such related party or conflict of interest transaction. In approving or rejecting the proposed agreement, our Audit Committee or Compliance Officer shall consider the relevant facts and circumstances available and deemed relevant, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. Our Audit Committee or Compliance Officer shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as determined in a good faith exercise of discretion. All of the transactions described below were approved by our Board or an independent committee of our Board.

        We have entered into employment agreements with our executive officers. For a description of these employment agreements, see "Executive Compensation—Employment Agreements and Potential Payments upon Termination or a Change of Control." In addition, we entered into a consulting arrangement with Arlene M. Morris, our former Chief Executive Officer. For a description of the consulting arrangement, see "Executive Compensation—Executive Compensation Actions."

        We have granted equity awards to our directors and executive officers. For a description of these equity awards, see "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2011," "Executive Compensation—Outstanding Equity Awards at Fiscal Year-End" and "Executive Compensation—Director Compensation."

        We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

        We have entered into an underwriting agreement with Lazard Capital Markets LLC, as representative of several underwriters, relating to the public offering, issuance and sale of 9,745,762 shares of our common stock in March 2011. The price to the public in the offering was $5.90 per share, and our net proceeds were approximately $53.6 million. An entity affiliated with one of our principal stockholders, FMR LLC, purchased 195,000 shares of our common stock for $1,150,500 on the same terms and conditions as the other investors in the offering.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding ownership of the Company's common stock as of February 15, 2012 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(†)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with FMR LLC(1) 82 Devonshire Street Boston, MA 02109	4,644,504	12.98%
Entities affiliated with OrbiMed Advisors LLC(2) 601 Lexingon Avenue, 54th Floor New York, NY 10022	3,196,900	8.94
Entities affiliated with BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	2,226,991	6.23
Directors and Named Executive Officers
John A. Orwin(4)	228,049	*
Arlene M. Morris(4)	192,499	*
Herb Cross(5)	38,872	*
Paul B. Cleveland	—	*
Anne-Marie Duliege, M.D.(6)	154,734	*
Robert F. Venteicher, Ph.D.(7)	140,327	*
Hollings C. Renton(4)	24,583	*
Kathleen LaPorte(4)	32,500	*
Keith R. Leonard, Jr.(4)	30,000	*
Ted W. Love, M.D.(4)	32,500	*
Daniel K. Spiegelman(4)	32,500	*
Christine van Heek(4)	30,000	*
John P. Walker(8)	49,040	*
All executive officers and directors as a group (14 persons)(9)	1,156,410	3.13%

†
This table is based upon information supplied by officers, directors and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 35,772,430 shares outstanding on February 15, 2012, adjusted as required by rules promulgated by the SEC. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of February 15,

  2012 are deemed to be outstanding for computing the percentage of beneficial ownership of the person holding such options and warrants but are not deemed outstanding for computing the percentage of beneficial ownership for any other person. Unless otherwise noted, the address for the reporting owner is: c/o Affymax, Inc., 4001 Miranda Avenue, Palo Alto, CA 94304.

*
Represents beneficial ownership of less than one percent.

(1)
Consists of (i) 2,435,307 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC, as a result of acting as investment adviser to various investment companies owning such shares (the "Fidelity Funds"); (ii) 44,250 shares beneficially owned by Pyramis Global Advisors, LLC ("PGA LLC"), an indirect wholly-owned subsidiary of FMR LLC, as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies owning such shares; and (iii) 2,164,947 shares beneficially owned by Pyramis Global Advisors Trust Company ("PGA TC"), an indirect wholly-owned subsidiary of FMR LLC, as a result of its serving as investment manager of institutional accounts owning such shares. FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, through their control of Fidelity, each has sole power to dispose of the shares beneficially owned by Fidelity; however, neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of such shares, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees. FMR LLC and Mr. Johnson, through their control of PGA LLC and PGA TC, each has sole dispositive power and sole power to vote or to direct the voting of the shares beneficially owned by PGA LLC and PGA TC.

(2)
Consists of (i) 927,400 shares that may be deemed to be beneficially owned by OrbiMed Advisors LLC and (ii) 2,269,500 shares that may be deemed to be beneficially owned by OrbiMed Capital LLC, each in its capacity as an investment advisor. OrbiMed Advisors LLC and OrbiMed Capital LLC hold such shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or proceeds from sale of, such shares. No one such other person's interest in the shares relates to more than five percent of the Company's common stock. Samuel D. Isaly is a Managing Member of both OrbiMed Advisors LLC and OrbiMed Capital LLC, and as such may be deemed to beneficially own such shares.

(3)
Includes shares held by the following subsidiaries of BlackRock, Inc. BlackRock Japan Co. Ltd.; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Advisors, LLC; BlackRock Investment Management, LLC; BlackRock Asset Management Australia Limited; and BlackRock Asset Management Canada Limited. BlackRock, Inc. has sole voting power and investment discretion over such shares. Such shares are held by the entities indicated above on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. No one person's interest in such shares is more than five percent of the Company's common stock.

(4)
Represents shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2012.

(5)
Includes 38,541 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2012.

(6)
Includes 145,030 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2012.

(7)
Includes 138,355 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2012.

(8)
Includes 32,500 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2012.

(9)
Includes shares described in notes (4) through (8) above and 170,806 shares beneficially owned by Jeffrey H. Knapp, our Chief Commercial Officer, which includes 165,324 shares issuable upon the exercise of stock options that are exercisable within 60 days of February 15, 2012.

 SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2011:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders	5,049,163	$14.36	1,041,419
Equity compensation plans not approved by security holders	—	—	—

Total	5,049,163	$14.36	1,041,419

(1)
Consists of options, time-based and performance-based RSUs and warrants.

(2)
Calculated as the weighted average exercise price of outstanding options and warrants. RSUs do not have an exercise price.

(3)
Consists of 246,631 shares available for issuance under the Purchase Plan and 794,786 shares available for issuance under our option plans.

        On January 1st of each year, the number of authorized shares under (a) the 2006 Plan automatically increases by a number of shares equal to the lesser of (i) 1,400,000 shares, or (ii) 4.5% of the outstanding shares on December 31st of the preceding calendar year; and (b) the Purchase Plan automatically increases by a number of shares equal to the lesser of (i) 175,000 shares, or (ii) 0.5% of the outstanding shares on December 31st of the preceding calendar year. On January 1, 2011, the number of shares of stock available for future issuance was automatically increased by 1,400,000 under our 2006 Plan and by 175,000 under the Purchase Plan pursuant to the terms of those plans.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2011 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Affymax stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If you revoke your consent, we will promptly deliver to you a separate copy of the proxy materials. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker or Affymax. Direct your written request to Affymax's Secretary, Grace U. Shin, at 4001 Miranda Avenue, Palo Alto, CA 94304 or contact her at (650) 812-8700. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Grace U. Shin
Grace U. Shin Secretary

April 24, 2012

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 is available without charge upon written request to: Investor Relations, Affymax, Inc., 4001 Miranda Avenue, Palo Alto, CA 94304.

Appendix A to Proposal No. 4

AFFYMAX, INC.

AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN

APPROVED BY THE BOARD:  JULY 7, 2006

APPROVED BY THE STOCKHOLDERS:  NOVEMBER 22, 2006

AS AMENDED BY THE BOARD ON OCTOBER 29, 2009

AS AMENDED BY THE BOARD ON MARCH 2, 2011

TERMINATION DATE:  JULY 6, 2016

1.             GENERAL.

(a)           Successor and Continuation of Prior Plan.  The Plan is intended as the successor to and continuation of the Affymax, Inc. 2001 Stock Option/Stock Issuance Plan (the “Prior Plan”).  On the Effective Date, the shares of Common stock issuable pursuant to all then outstanding stock awards granted under the Prior Plan shall be deemed transferred to the share reserve of this Plan, but such stock awards shall remain subject to the terms of the Prior Plan.  All Stock Awards granted subsequent to the Effective Date shall be subject to the terms of this Plan.  On and after the Effective Date, no additional stock awards shall be granted pursuant to the terms of the Prior Plan, and any unused shares of Common Stock remaining available on the Effective Date for the future grant of stock awards under the Prior Plan shall not become available for issuance under this Plan.

(b)           Eligible Stock Award Recipients.  The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(c)           Available Stock Awards.  The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Stock Appreciation Rights, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d)           Purpose.  The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.             ADMINISTRATION.

(a)           Administration by Board.  The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(d).  However, the Board may not delegate administration of the Non-Discretionary Grant Program.

(b)           Powers of Board.  Except with respect to the Non-Discretionary Grant Program, the Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)            To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii)           To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii)         To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv)          To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(v)            To effect, at any time and from time to time, with the consent of any adversely affected Participant, (1) the reduction of the exercise price of any outstanding Option or the strike price of any outstanding Stock Appreciation Right; (2) the cancellation of any outstanding Option or Stock Appreciation Right and the grant in substitution therefor of (a) a new Option or Stock Appreciation Right under the Plan or another equity plan of the Company covering the same or different number of shares of Common Stock, (b) a Restricted Stock Award, (c) a Restricted Stock Unit Award, (d) an Other Stock Award, (e) cash, and/or (f) other valuable consideration as determined by the Board in its sole discretion; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(vi)          To suspend or terminate the Plan at any time.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)         To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 10(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii)

materially expands the class of individuals eligible to receive Stock Awards under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of Stock Awards available for issuance under the Plan, but in each of (i) through (v) only to the extent required by applicable law or listing requirements. Except as provided above, rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(viii)        To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (i) Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (ii) Section 422 of the Code regarding Incentive Stock Options, or (iii) Rule 16b-3.

(ix)          To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.  Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code and the related guidance thereunder.

(x)           Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(xi)          To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c)           Administration of Non-Discretionary Grant Program.  The Board shall have the power, subject to and within the limitation of, the express provisions of the Non-Discretionary Grant Program:

(i)            To determine the provisions of each Option to the extent not specified in the Non-Discretionary Grant Program.

(ii)           To construe and interpret the Non-Discretionary Grant Program and the Options granted under it, and to establish, amend and revoke rules and regulations for its administration.  The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Non-Discretionary Grant Program or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Non-Discretionary Grant Program or Option fully effective.

(iii)         Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Non-Discretionary Grant Program.

(d)           Delegation to Committee.

(i)            General.  The Board may delegate some or all of the administration of the Plan (except the Non-Discretionary Grant Program) to a Committee or Committees.  If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)           Section 162(m) and Rule 16b-3 Compliance.  In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.  In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a Committee who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a Committee who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(e)           Delegation to Officers.  The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Options (and, to the extent permitted by Delaware law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officers and that such Officer may not grant a Stock Award to himself or herself.  Notwithstanding anything to the contrary in this Section 2(e), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 14(x)(iii) below.

(f)            Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.             SHARES SUBJECT TO THE PLAN.

(a)           Share Reserve. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards under the Plan shall not exceed two million eight hundred thirty-seven thousand two hundred eighty-one (2,837,281) shares, subject to reduction as set forth below.  Such share reserve consists of (i) the one million five hundred eighty-seven thousand two hundred eighty-one (1,587,281) shares reserved for issuance under the Prior Plan, plus (ii) an additional one million two hundred fifty thousand (1,250,000) shares reserved for issuance under the Plan, but such aggregate number shall be reduced by any unused shares of Common Stock remaining available on the Effective Date for the future grant of stock awards under the Prior Plan.  In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year commencing in 2007 and ending on (and including) January 1, 2016, in an amount equal to the lesser of (i) four and one-half percent (4½%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, or (ii) the number of shares of stock (not to exceed one million four hundred thousand (1,400,000) shares) determined by the Board of Directors.  Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.  Shares may be issued in connection with a merger or acquisition as permitted by NASD Rule 4350(i)(1)(A)(iii) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b)           Reversion of Shares to the Share Reserve.  If any (i) Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, (ii) shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, (iii) a Stock Award is settled in cash, (iv) if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(v), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan.  If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan.  If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

(c)           Incentive Stock Option Limit.  Notwithstanding anything to the contrary in this Section 3(c), subject to the provisions of Section 10(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be one million two hundred fifty thousand (1,250,000)  (pre-split) shares of Common Stock plus the amount of any increase in the number of shares that may be available for issuance pursuant to Stock Awards pursuant to Section 3(a).

(d)           Source of Shares.  The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.             ELIGIBILITY.

(a)           Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.  Non-discretionary Options granted under the Non-Discretionary Grant Program in Section 7 may be granted only to Eligible Directors.

(b)           Ten Percent Stockholders.  A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c)           Section 162(m) Limitation.  Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than six hundred twenty-five thousand (625,000) shares of Common Stock.

(d)           Consultants.  A Consultant shall be eligible for the grant of a Stock Award only if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is available to register either the offer or the sale of the Company’s securities to such Consultant.

5.             OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option.  If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option.  The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall conform to (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a)           Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

(b)           Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.  Notwithstanding the foregoing, an Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code (whether or not such options are Incentive Stock Options).

(c)           Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment.  The methods of payment permitted by this Section 5(c) are:

(i)            by cash, check, bank draft or money order payable to the Company;

(ii)           pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)         by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)          by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;  or

(v)            in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(d)           Transferability of Options.  The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i)            Restrictions on Transfer.  An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option in a manner that is not prohibited by applicable tax and securities laws upon the Optionholder’s request.

(ii)           Domestic Relations Orders.  Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order, provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)         Beneficiary Designation.  Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.  In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option.

(e)           Vesting of Options Generally.  The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal.  The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options may vary.  The provisions of this Section 5(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f)            Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(g)           Extension of Termination Date.  An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the

Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h)           Disability of Optionholder.  In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i)            Death of Optionholder.  In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement.  If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(j)            Termination for Cause.  In the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate immediately and cease to remain outstanding.

(k)           Non-Exempt Employees.  No Option granted to an Employee that is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

6.             PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a)           Restricted Stock Awards.  Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past or future services actually or to be rendered to the Company or an Affiliate; or (C) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)           Vesting.  Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)         Termination of Participant’s Continuous Service.  In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)          Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b)           Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii)           Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)         Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)          Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)            Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)          Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii)         Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences of Section 409A(a)(1) of the Code.  Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.

(c)           Stock Appreciation Rights.  Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate.  Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards.  The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)            Term.  No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii)           Strike Price. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents.  The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii)         Calculation of Appreciation.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of shares of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price.

(iv)          Vesting.  At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v)            Exercise.  To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi)          Payment.  The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and set forth in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii)         Termination of Continuous Service.  In the event that a Participant’s Continuous Service terminates (other than for Cause), the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii)        Termination for Cause.  Except as explicitly provided otherwise in an Participant’s Stock Appreciation Right Agreement, in the event that a Participant’s Continuous Service is terminated for Cause, the Stock Appreciation Right shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Stock Appreciation Right from and after the time of such termination of Continuous Service.

(ix)          Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall incorporate terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code.  Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(d)           Performance Stock Awards.  A Performance Stock Award is either a Restricted Stock Award or Restricted Stock Unit Award that may be granted or may vest based upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion.  The maximum benefit to be received by any Participant in a calendar year attributable to Performance Stock Awards described in this Section 6(d) shall not exceed the value of six hundred twenty-five thousand (625,000) shares of Common Stock.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(e)           Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6.  Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.             NON-DISCRETIONARY GRANTS TO ELIGIBLE DIRECTORS

(a)           General.  The Non-Discretionary Grant Program in this Section 7 allows Eligible Directors to receive Nonstatutory Stock Options automatically at designated intervals over their period of Continuous Service on the Board.

(b)           Eligibility.  The Stock Awards shall automatically be granted to all Eligible Directors who meet the specified criteria.

(c)           Non-Discretionary Grants.

(i)            IPO Awards.  Without any further action of the Board, each person who is serving as a Non-Employee Director on the IPO Date, except any such person who was elected or appointed to the Board within nine (9) months prior to the IPO Date and received an option grant from the Company in connection with his or her initial election or appointment to the Board, shall automatically be granted a Nonstatutory Stock Option (the “IPO Award”) to purchase seven thousand five hundred (7,500) shares of Common Stock on the terms and conditions set forth in Section 7(d).

(ii)           Initial Awards.  Without any further action of the Board, each person who is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted a Nonstatutory Stock Option (the “Initial Award”) to purchase (a) if such initial election or appointment is after October 29, 2009 but prior to March 3, 2011, twelve thousand five hundred (12,500) shares of Common Stock on the terms and conditions set forth in Section 7(d)

or (b) if such initial election or appointment is on or after March 3, 2011, twenty thousand (20,000) shares of Common Stock on the terms and conditions set forth in Section 7(d).

(iii)         Annual Awards.  Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2011, each person who is then a Non-Employee Director shall be granted a Nonstatutory Stock Option (the “Annual Award”) to purchase twelve thousand (12,000) shares of Common Stock on the terms and conditions set forth in Section 7(d).

(d)           Non-Discretionary Option Grant Provisions.

(i)            Term.  No Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(ii)           Exercise Price.  The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(iii)         Consideration.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid by any combination of the methods of payment set forth below.

(1)           by cash, check, bank draft or money order payable to the Company;

(2)           pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or

(3)           by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock.

(iv)          Termination of Continuous Service.  In the event that an Optionholder’s Continuous Service terminates for any reason, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service, except as otherwise provided in (vii)(4) below in the event of the Optionholder’s subsequent death) but only within such period of time ending on the earlier of (i) the date twenty-four (24) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement.  If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(v)            Extension of Termination Date. If the exercise of the Option following the termination of the Optionholder’s Continuous Service would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of twenty-four (24) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(vi)          Death of Optionholder.  In the event of an Optionholder’s death, the Option, to the extent vested and exercisable, may be exercised by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death.

(vii)         Vesting.  Options granted under the Non-Discretionary Grant Program shall vest as follows:

(1)           IPO Awards.  Each IPO Award shall vest in a series of thirty-six (36) successive equal monthly installments during the Eligible Director’s Continuous Service over the three (3)-year period measured from the date of grant.

(2)           Initial Awards.  Each Initial Award shall vest in a series of thirty-six (36) successive equal monthly installments during the Optionholder’s Continuous Service over the three (3)-year period measured from the date of grant.

(3)           Annual Awards.  Each Annual Award shall vest in a series of twelve (12) successive equal monthly installments during the Eligible Director’s Continuous Service over the one (1)-year period measured from the date of grant.

(4)           Disability; Death; Change in Control.  In the event that (A) an Optionholder’s Continuous Service terminates on account of the Optionholder’s Disability or death or (B) an Optionholder dies within the three-month period following the termination of the Optionholder’s Continuous Service for a reason other than death, the Option shall become fully vested and exercisable.  In the event of a Change in Control, each Option granted under the Non-Discretionary Grant Program shall become fully vested and exercisable immediately prior to the effective date of such Change in Control.

(viii)        Remaining Terms.  The remaining terms and conditions of each Option shall be as set forth in an Option Agreement in the form adopted from time to time by the Board; provided, however, that the terms of such Option Agreement shall be consistent with the terms of the Plan.

8.             COVENANTS OF THE COMPANY.

(a)           Availability of Shares.  During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b)           Securities Law Compliance.  The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

(c)           No Obligation to Notify.  The Company shall have no duty or obligation to any holder of a Stock Award to advise such holder as to the time or manner of exercising such Stock Award.  Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9.             MISCELLANEOUS.

(a)           Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b)           Corporate Action Constituting Grant of Stock Awards.  Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c)           Stockholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to such exercise has been entered into the books and records of the Company.

(d)           No Employment or Other Service Rights.  Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or in connection with any Stock Award granted pursuant to the Plan shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)           Incentive Stock Option $100,000 Limitation.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f)            Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (x) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g)           Withholding Obligations.  Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(h)           Electronic Delivery.  Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(i)            Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee.  The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)            Compliance with Section 409A.  To the extent that the Board determines that any Stock Award granted under the Plan is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences described in Section 409A(a)(1) of the Code.  To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Board determines that any Stock Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Board may adopt such amendments to the Plan and the applicable Stock Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (1) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (2) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

10.          ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)           Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board shall equitably adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 4(c) and 6(d); (iv) the class(es) and number of securities subject to each Option granted under the Non-Discretionary Grant Program under Section 7; and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b)           Dissolution or Liquidation.  Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)           Corporate Transaction.  The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of the Stock Award:

(i)            Stock Awards May Be Assumed.  In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction.  A surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award.  The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 2(b).

(ii)           Stock Awards Held by Current Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii)         Stock Awards Held by Former Participants.  In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any or all outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)          Payment for Stock Awards in Lieu of Exercise.  Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (ii) any exercise price payable by such holder in connection with such exercise.

(d)           Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.  A Stock Award may vest as to all or any portion of the shares subject to the Stock Award (i) immediately upon the occurrence of a Change in Control, whether or not such Stock Award is assumed, continued, or substituted by a surviving or acquiring entity in the Change in Control, or (ii) in the event a Participant’s Continuous Service is terminated, actually or constructively, within a designated period following the occurrence of a Change in Control.  In the absence of such provisions, no such acceleration shall occur.

11.          TERMINATION OR SUSPENSION OF THE PLAN.

(a)           Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless terminated sooner, the Plan shall terminate on the day before the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company.  No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)           No Impairment of Rights.  Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

12.          EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date (the “Effective Date”), but no Stock Award shall be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, or Other Stock Award shall be granted) unless and until the Plan has been approved by the Stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

13.          CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

14.          DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a)           “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act.  The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)           “Annual Award” means an Option granted to an Eligible Director who meets the specified criteria pursuant to Section 7(c)(iii).

(c)           “Annual Meeting” means the annual meeting of the stockholders of the Company.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

(f)            “Cause” means with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv)  such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g)           “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)           there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)         the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv)          there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v)            individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the

Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.

(i)            “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j)            “Common Stock” means the common stock of the Company.

(k)           “Company” means Affymax, Inc., a Delaware corporation.

(l)            “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(m)          “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board of the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)           “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)           a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii)         the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)          the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o)           “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(p)           “Director” means a member of the Board.

(q)           “Disability” means, with respect to a Participant,  the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

(r)           “Effective Date” means the effective date of the Plan as set forth in Section 12.

(s)           “Eligible Director” means a Director who is not an Employee and is eligible to participate in the Non-Discretionary Grant Program.

(t)            “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)           “Entity” means a corporation, partnership, limited liability company or other entity.

(v)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)           “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the

Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(x)           “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market (formerly the Nasdaq National Market), the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii)           If the Common Stock is listed or traded on the Nasdaq Capital Market (formerly the Nasdaq Small Cap Market), the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.  Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date of determination, then the Fair Market Value shall be the mean between the bid and asked prices for the Common Stock on the last preceding date for which such quotation exists.

(iii)         In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

(y)           “Incentive Stock Option” means an Option which qualifies as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z)           “Initial Award” means an Option granted to an Eligible Director who meets the specified criteria pursuant to Section 7(c)(ii).

(aa)         “IPO Award” means an Option granted to an Eligible Director who meets the specified criteria pursuant to Section 7(c)(i).

(bb)         “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(cc)         “Non-Discretionary Grant Program” means the non-discretionary grant program in effect under Section 7 of the Plan.

(dd)         “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ee)         “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(ff)           “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(gg)         “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(hh)         “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ii)           “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(jj)           “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(kk)        “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ll)           “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(mm)       “Own,” “Owned,” “Owner,” “Ownership”  A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(nn)         “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(oo)         “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre- and after-tax income; (xiv) pre-tax profit; (xv) operating cash flow; (xvi) sales or revenue targets; (xvii) orders and revenue; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) stockholders’ equity; (xxxi) quality measures; and (xxxii) to the extent that a Stock Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.  Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.  The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(pp)         “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the satisfaction of the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  At the time of the grant of any Stock Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.  In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

(qq)         “Performance Period” means one or more periods of time, which may be of varying and overlapping duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award.

(rr)         “Performance Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ss)         “Plan” means this Affymax, Inc. 2006 Equity Incentive Plan.

(tt)           “Prior Plan” means the Company’s 2001 Stock Option/Stock Issuance Plan as in effect immediately prior to the Effective Date.

(uu)         “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(vv)          “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ww)        “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(xx)         “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(yy)         “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(zz)         “Securities Act” means the Securities Act of 1933, as amended.

(aaa)       “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6(c).

(bbb)       “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ccc)       “Stock Award” means any right to receive Common Stock granted under the Plan, including an Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award, or any Other Stock Award.

(ddd)       “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(eee)       “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .

(fff)         “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A                                     Proposals — The Board of Directors recommends a vote “FOR” the nominees for director listed in Proposal 1, a vote “FOR” Proposals 2, 3 and 4.

1. To elect the three directors named below, to hold office until the 2015 Annual Meeting of stockholders.

01 — Ted W. Love, M.D.

02 — John A. Orwin

03 — Daniel K. Spiegelman

☐       Mark here to vote FOR all nominees

☐       Mark here to WITHHOLD vote from all nominees

☐       For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	To ratify the selection of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.	☐	☐	☐
		For	Against	Abstain
3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement.	☐	☐	☐
		For	Against	Abstain
4.

To approve the Internal Revenue Code Section 162(m) performance criteria and award limits of the Company’s 2006 Equity Incentive Plan to permit the Company to continue to grant awards to key officers, including named executive officers, that qualify as performance-based compensation under Internal Revenue Code Section 162(m).

		☐	☐	☐

B                                       Non-Voting Items

Change of Address — Please print new address below.

C                                       Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — AFFYMAX, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2012

The undersigned hereby appoints Herb Cross and Grace U. Shin, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to vote all of the shares of stock of Affymax, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Affymax, Inc. (the “Company”) to be held at the offices of the Company located at 4001 Miranda Avenue, Palo Alto, CA 94304 on Wednesday, June 13, 2012 at 8:00 a.m. Pacific time, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, on the following matters and in accordance with the following instructions, with discretionary authority as to any other business that may properly come before the meeting.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no direction is indicated, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4, as more specifically described in the proxy statement, and in the discretion of the proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

Please vote, date and promptly return this proxy card in the enclosed return envelope which is postage prepaid if mailed in the United States.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2012
PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON: JUNE 13, 2012
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4 VOTE ON SECTION 162(M) PERFORMANCE CRITERIA AND AWARD LIMITS OF THE COMPANY'S 2006 EQUITY INCENTIVE PLAN
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
EXECUTIVE OFFICERS AND KEY EMPLOYEES
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS